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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Braemar Hotels & Resorts Inc.
(Name of Registrant as Specified In Its Charter)

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2019 Proxy Statement
Annual Meeting of Stockholders

Wednesday, July 31, 2019
10:30 a.m., Central Time

Dallas Marriott Suites Medical/Market Center
2493 N. Stemmons Freeway
Dallas, Texas 75207

June 28, 2019

Dear Stockholders of Braemar Hotels & Resorts Inc.:

        On behalf of the Board of Directors of Braemar Hotels & Resorts Inc., I cordially invite you to attend the 2019 annual meeting of stockholders of the Company, which will be held at 10:30 a.m., Central Time, on Wednesday, July 31, 2019, at Dallas Marriott Suites Medical/Market Center, which is located at 2493 N. Stemmons Freeway in Dallas, Texas.

        During the first half of 2019, we have continued to execute on the Company's strategy of investing in the luxury hotel sector and having the highest quality portfolio among all lodging REITs. This is evidenced by having the highest comparable RevPAR in the sector, which, as of March 31, 2019, stood at $242.75.

        In January, we entered into a $50 million strategic funding arrangement with our advisor, Ashford Inc., whereby Braemar receives 10% of the purchase price for all new qualifying hotel acquisitions. The program, known as the Enhanced Return Funding Program, is a funding contribution, rather than a co-investment, and therefore there is no direct cost to Braemar associated with this incremental capital. To put this program to immediate use, also in January of this year we acquired the Ritz-Carlton Lake Tahoe for approximately $103 million (exclusive of approximately $17 million for land and capital reserves), drawing down ERFP funding of approximately $10 million to help fund the purchase. This program should result in attractive incremental returns to Braemar with each new acquisition.

        Additionally, our two major Autograph Collection by Marriott conversions of the Courtyard Philadelphia Downtown Hotel and the Courtyard San Francisco Downtown Hotel are on track for completion this year. The Philadelphia property, to be known as The Notary Hotel, will be completed by mid-year, while the San Francisco property is expected to be finished by the end of the year.

        Minimizing our cost of capital continues to be a major focus for us. On the financing front, we closed on a $195 million refinancing of our two Hilton properties, the Hilton Torrey Pines in La Jolla, CA and the Capital Hilton in Washington, D.C. The debt markets continue to be constructive, with this five-year loan having a spread of LIBOR plus 170 basis points.

        Our business is managed with the oversight and direction of our Board of Directors, which regularly considers the optimal strategy for the strategic advancement and growth of our Company and the long-term interests of our stockholders. When making decisions, our Board of Directors considers the views of our stockholders. To understand our stockholders' perspectives about our Company, our management team conducts outreach and engagement with our stockholders throughout the year and regularly provides our Board with management's summaries of stockholder feedback.

        We encourage you to review the proxy statement and to return your proxy card as soon as possible so that your shares will be represented at the meeting.

Thank you.

Sincerely,

Monty J. Bennett
 Founder and Chairman of the Board

Notice of 2019 Annual Meeting of Stockholders

Meeting Date:	Wednesday, July 31, 2019
Meeting Time:	10:30 a.m., Central Time
Location:	Dallas Marriott Suites Medical/Market Center 2493 N. Stemmons Freeway Dallas, Texas 75207

Agenda

  1.
  Election of seven directors;

  2.
  Ratification of the appointment of BDO USA, LLP as our independent auditors for 2019; and

  3.
  Transaction of any other business that may properly come before the annual meeting.

Record Date

        You may vote at the 2019 annual meeting of stockholders the shares of common stock of which you were a holder of record at the close of business on June 3, 2019.

Review your proxy statement and vote in one of four ways:

  •
  In person: Attend the annual meeting and vote by ballot.

  •
  By telephone: Call the telephone number and follow the instructions on your proxy card.

  •
  Via the internet: Go to the website address shown on your proxy card and follow the instructions on the website.

  •
  By mail: Mark, sign, date and return the enclosed proxy card in the postage paid envelope.

By order of the Board of Directors,

Deric S. Eubanks Chief Financial Officer

14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
June 28, 2019

i

Multiple Stockholders Sharing the Same Address	59
Annual Report	59
Other Matters	59
About this Proxy Statement	59
ADDITIONAL INFORMATION	60

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2019.

        The Company's Proxy Statement for the 2019 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2018, including the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, are available at www.bhrreit.com by clicking the "INVESTOR" tab, then the "Financial Reports & SEC Filings" link and then the "Annual Meeting Material" link.

ii

SUMMARY

        This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider in determining how to vote your shares of our common stock at the 2019 annual meeting of stockholders of the Company. We urge you to read the entire proxy statement before you vote. This proxy statement was first mailed to stockholders on or about June 28, 2019.

        We are providing these proxy materials in connection with the solicitation by the Board of Directors of Braemar Hotels & Resorts Inc. of proxies to be voted at our 2019 annual meeting of stockholders.

        In this proxy statement:

  •
  "we," "our," "us," "Braemar," and the "Company" each refers to Braemar Hotels & Resorts Inc. (formerly known as Ashford Hospitality Prime, Inc.), a Maryland corporation and real estate investment trust ("REIT"), which has shares of its common stock, par value $0.01 per share, listed for trading on the New York Stock Exchange ("NYSE") under the ticker symbol "BHR";

  •
  "Annual Meeting" refers to the 2019 annual meeting of stockholders of the Company;

  •
  "Ashford Trust" refers to Ashford Hospitality Trust, Inc. (NYSE: AHT), a Maryland corporation and REIT from which we were spun off in November 2013;

  •
  "Ashford Inc." refers to Ashford Inc. (NYSE American: AINC), a Maryland corporation that was spun off from Ashford Trust in November 2014;

  •
  "Ashford LLC" refers to Ashford Hospitality Advisors LLC, a Delaware limited liability company and a subsidiary of Ashford Inc.;

  •
  "Board" or "Board of Directors" refers to the Board of Directors of Braemar Hotels & Resorts Inc.;

  •
  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended;

  •
  "Premier" refers to Premier Project Management LLC, a Maryland limited liability company and a subsidiary of Ashford LLC that is our provider of project management services. On August 8, 2018, Ashford Inc. completed its acquisition of Premier, formerly owned by Remington Lodging (as defined below). As a result, Ashford Inc. (through its indirect subsidiary, Premier) provides us with project management services, including construction management, interior design, architectural services, and the purchasing, expediting, warehousing coordination, freight management and supervision of installation of fixtures, furniture, furnishings and equipment and related services.

  •
  "Remington" refers to Remington Holdings, L.P., a Delaware limited partnership, which owns Remington Lodging & Hospitality, LLC, a Delaware limited liability company that is one of our property management companies ("Remington Lodging"). Monty J. Bennett, our Chairman of the Board, and his father, Archie Bennett, Jr., Chairman Emeritus of Ashford Trust, beneficially own, directly or indirectly, 100% of Remington. Monty J. Bennett also serves as the Chief Executive Officer of Remington and Ashford Inc., and Chairman of Ashford Trust and Ashford Inc.;

  •
  "SEC" refers to the U.S. Securities and Exchange Commission; and

  •
  "Securities Act" refers to the Securities Act of 1933, as amended.

        Ashford Inc. and Ashford LLC together serve as our external advisor. In this proxy statement, we refer to Ashford Inc. and Ashford LLC collectively as our "advisor."

Annual Meeting of Stockholders

Time and Date	Record Date
10:30 a.m., Central Time, July 31, 2019	June 3, 2019

Place	Number of Common Shares Eligible to Vote at the Annual Meeting as of the Record Date
Dallas Marriott Suites Medical/Market Center	32,883,068
2493 N. Stemmons Freeway Dallas, Texas 75207

Voting Matters

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	✓ For each director nominee	6
Ratification of Appointment of BDO USA, LLP	✓ For	41

Board Nominees

        The following table provides summary information about each director nominee. All directors of the Company are elected annually and, in an uncontested election, by a majority of the votes cast at the Company's annual meeting of stockholders.

			Committee Memberships*
	Director Since						Other U.S. Public Company Boards
Name; Age		Principal Occupation	A	CC	NCG	RPT
Monty J. Bennett, 54	2013	Chairman and CEO of Ashford Inc.; Chairman of Ashford Trust; CEO of Remington					Ashford Inc., Ashford Trust
Stefani D. Carter, 41	2013	Senior Counsel at Estes Thorne & Carr PLLC
Candace Evans, 64	2019	Founder and Publisher of Candysdirt.com
Kenneth H. Fearn, 53	2016	Founder and Managing Partner of Integrated Capital LLC	F
Curtis B. McWilliams, 63(L)	2013	Retired President and CEO of CNL Real Estate Advisors, Inc.	F				Ardmore Shipping Corporation, RW Holdings NNN REIT, Inc.
Matthew D. Rinaldi, 44	2013	General Counsel of Qantas Healthcare Management, LLC and its affiliated medical facilities
Abteen Vaziri, 40	2017	Managing Director of Brevet Capital Management	F

*	Reflects current committee membership of current directors standing for re-election only and is not intended to imply any future committee membership after the election of our directors at the Annual Meeting. The Board, in consultation with the Nominating and Corporate Governance Committee, will determine the appropriate committee membership for the forthcoming year after the completion of the Annual Meeting.
	A:	Audit Committee
	NCG:	Nominating and Corporate Governance Committee
	CC:	Compensation Committee
	RPT:	Related Party Transactions Committee
	L:	Lead Director
	F:	Audit Committee financial expert
	C:	Chairperson

Summary of Director Diversity and Experience

        Our Board embodies a broad and diverse set of experiences, qualifications, attributes and skills. Below is a brief summary of some of the attributes, skills and experience of our director nominees. For a more complete description of each director nominee's qualifications, please see their biographies starting on page 7.

Corporate Governance Highlights

        We are committed to the values of effective corporate governance and high ethical standards. Our Board believes that these values are conducive to the strong performance of the Company and creating long-term stockholder value. Our governance framework gives our independent directors the structure necessary to provide oversight, direction, advice and counsel to the management of the Company. This framework is described in more detail in our corporate governance guidelines and codes of conduct, which can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "Corporate Governance" link and then the "Governance Documents" link.

        Set forth below is a summary of our corporate governance framework.

Board Independence	• All directors except our Chairman are independent
Board Committees	• We have four standing Board committees:
• Audit Committee
• Compensation Committee
• Nominating and Corporate Governance Committee
• Related Party Transactions Committee
• All committees composed entirely of independent directors
• All three Audit Committee members are "financial experts"

Leadership Structure	• Chairman of the Board separate from CEO
• Independent and empowered lead independent director ("Lead Director") with broadly defined authority and responsibilities
Risk Oversight	• Regular Board review of enterprise risk management and related policies, processes and controls
• Board committees exercise oversight of risk for matters within their purview
Open Communication	• We encourage open communication and strong working relationships among the Lead Director, Chairman, CEO and other directors and officers
• Our directors have direct access to our officers and management and employees of our advisor
Stock Ownership	• Stock ownership and equity award retention guidelines for directors and executives
• our directors should own shares of granted common stock in excess of 3x the annual Board retainer fee
• our CEO should own shares of granted common stock in excess of 6x his annual base salary
• our President (if not the CEO) should own shares of granted common stock in excess of 4x his or her annual base salary
• our other executive officers should own shares of granted common stock in excess of 3x his or her annual base salary
• our directors and executive officers are permitted to sell vested stock awards only if, upon doing so, the required ownership levels described above continue to be met
• Comprehensive insider trading policy
• Prohibitions on hedging and pledging transactions
Accountability to Stockholders	• Directors elected by majority vote in uncontested director elections • We have a non-classified Board and elect every director annually
• We have adopted proxy access (stockholders may include nominees in our proxy materials)
• We do not have a stockholder rights plan
• We have opted out of the Maryland Business Combination Act and Maryland Control Share Acquisition Act (which had provided certain takeover defenses)
• We have not elected to be subject to the provisions of the Maryland Unsolicited Takeover Act which would permit our Board to classify itself without a stockholder vote
• Stockholders holding a stated percentage of our outstanding voting shares may call special meetings of stockholders
• Board receives regular updates from management regarding interaction with stockholders and prospective investors

Board Practices	• Robust annual Board and committee self-evaluation process
• Mandatory director retirement at age 70 unless waived by the Board
• Balanced and diverse board composition
• Limits on outside public company board service
Conflicts of Interest	• Matters relating to our advisor or any other related party are subject to the approval of independent directors or Related Party Transactions Committee

 PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        All of our directors are elected annually by our stockholders. Our Nominating and Corporate Governance Committee has recommended, and our Board has nominated, for election seven persons, including all six persons currently serving as directors of the Company. Each of the persons nominated as director who receives a majority vote at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

        Under the terms of our charter and bylaws, in uncontested elections of directors of our Company, a nominee is elected as a director by the affirmative vote of a majority of the votes cast in the election for that nominee (with abstentions and broker nonvotes not counted as a vote cast either for or against that director's election), at the meeting of stockholders at which such election occurs. Under our corporate governance guidelines, if an incumbent director who is a nominee for reelection does not receive the affirmative vote of the holders of a majority of the shares of common stock so voted for such nominee, such incumbent director must promptly tender his or her resignation as a director, for consideration by the Nominating and Corporate Governance Committee of the Board and ultimate decision by the Board. The Nominating and Corporate Governance Committee will promptly consider any such tendered resignation and will make a recommendation to the Board as to whether such tendered resignation should be accepted or rejected, or whether other action should be taken with respect to such offer to resign. Any incumbent director whose tendered resignation is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or the Board regarding such tendered resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept, reject or take other action with respect to any such tendered resignation. Within 90 days after the date on which certification of the stockholder vote on the election of directors is made, the Board will publicly disclose its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If any incumbent director's tendered resignation is not accepted by the Board, such director will continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death or resignation.

        Set forth below are the names, principal occupations, committee memberships, ages, directorships held with other companies, and other biographical data for each of the seven nominees for director, as well as the month and year each nominee first began his or her service on the Board. For a discussion of such person's beneficial ownership of our common stock, see the "Security Ownership of Management and Certain Beneficial Owners" section of this proxy statement.

        If any nominee becomes unable to stand for election as a director, an event that the Board does not presently expect, the Board reserves the right to nominate substitute nominees prior to the Annual Meeting. In such a case, the Company will file an amended proxy statement that will identify the substitute nominees, disclose whether such nominees have consented to being named in such revised proxy statement and to serve, if elected, and include such other disclosure relating to such nominees as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The Board unanimously recommends a vote FOR all nominees.

Nominees for Election as Directors

MONTY J. BENNETT Age: 54 Chairman since 2013	Mr. Monty J. Bennett has served as Chairman of our Board of Directors since April 2013, and also served as Chief Executive Officer of the Company from April 2013 to November 2016. He has served as the Chief Executive Officer and Chairman of the board of directors of Ashford Inc. since November 2014. Mr. Bennett has also served on Ashford Trust's board of directors since May 2003 and served as its Chief Executive Officer from that time until February 2017. Effective in January 2013, Mr. Bennett was appointed as the Chairman of the board of directors of Ashford Trust. Prior to January 2009, Mr. Bennett served as Ashford Trust's President. Mr. Bennett currently serves as the chair of Ashford Trust's acquisitions committee. Mr. Bennett also serves as Chief Executive Officer of Remington. Mr. Bennett joined Remington Hotel Corporation in 1992 and has served in several key positions, such as President, Executive Vice President, Director of Information Systems, General Manager and Operations Director.

Mr. Bennett holds a Master's degree in Business Administration from the S.C. Johnson Graduate School of Management at Cornell University and a Bachelor of Science degree with distinction from the Cornell School of Hotel Administration. He is a life member of the Cornell Hotel Society. He has over 25 years of experience in the hotel industry and has experience in virtually all aspects of the hospitality industry, including hotel ownership, finance, operations, development, asset management and project management. He is a member of the American Hotel & Lodging Association's Industry Real Estate Finance Advisory Council (IREFAC), and is on the Advisory Editorial board for GlobalHotelNetwork.com. He is also a member of the CEO Leadership Council for Fix the Debt, a non-partisan group dedicated to reducing the nation's federal debt level and on the advisory board of Texans for Education Reform. Formerly, Mr. Bennett was a member of Marriott's Owner Advisory Council and Hilton's Embassy Suites Franchise Advisory Council.

Mr. Bennett is a frequent speaker and panelist for various hotel development and industry conferences, including the NYU Lodging Conference and the Americas Lodging Investment Summit conferences.

Experience, Qualifications, Attributes and Skills: Mr. Bennett's extensive industry experience as well as the strong and consistent leadership qualities he has displayed in his role as Chairman, his prior role as the Chief Executive Officer of the Company and his experience with, and knowledge of, the Company and its operations gained in those roles and in his role as Chairman and Chief Executive Officer of Ashford Inc., his prior role as Chief Executive Officer and his current role as the Chairman of Ashford Trust, are vital qualifications and skills that make him uniquely qualified to serve as a director of the Company and as the Chairman of the Board.
STEFANI D. CARTER Age: 41 Director since 2013 Independent Committees: • Nominating and Corporate Governance (chair) • Compensation • Related Party Transactions

Ms. Carter has served as a member of the Board of Directors since November 2013. She currently serves as chair of our Nominating and Corporate Governance Committee and as a member of our Compensation Committee and our Related Party Transactions Committee. Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation, contractual disputes and providing general counsel and advice to small businesses and individuals. Ms. Carter serves as Senior Counsel at the law firm of Estes Thorne & Carr PLLC, a position she has held since November 2017. From 2011 to November 2017, Ms. Carter served as a principal at the law firm of Stefani Carter & Associates, LLC. In addition, Ms. Carter served as an elected representative of Texas House District 102 in the Texas House of Representatives (the "Texas House") between 2011 and 2015, serving as a member on several Texas House committees, including the Committee on Appropriations, the Energy Resources Committee, and the Select Committee on Criminal Procedure Reform during that period. Ms. Carter also served as a member and Vice-Chair of the Texas House Committee on Criminal Jurisprudence during that period. From 2008 to 2011, Ms. Carter was employed as an associate attorney at the law firm of Sayles Werbner, PC and from 2007 to 2008 was a prosecutor in the Collin County District Attorney's Office. Prior to joining the Collin County District Attorney's Office, Ms. Carter was an associate attorney at Vinson & Elkins LLP from 2005 to 2007. Ms. Carter has a Juris Doctor from Harvard Law School, a Master's in Public Policy from Harvard University's John F. Kennedy School of Government and a Bachelor of Arts in Government and a Bachelor of Journalism in News/Public Affairs from the University of Texas at Austin.

Experience, Qualifications, Attributes and Skills: Ms. Carter brings her extensive legal experience in advising and counseling clients in civil litigation and contractual disputes, as well as her many experiences as an elected official, to the Board of Directors. In addition, Ms. Carter brings her experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to her role as a director of the Company.

CANDACE EVANS Age: 64 Director since 2019 Independent	An award-winning journalist, entrepreneur, and editor since 1980, Ms. Evans is the Founder & Publisher of CandysDirt.com and SecondShelters.com, vertical business-to-business websites devoted to the North Texas real estate industry and vacation home sales market. Her unique sites, founded in 2011, are among the highest read in Texas for local real estate & breaking news. The award-winning content is published daily by a staff of editors, with a subscription base of over 33,000 people. Banner, display and native ad sales have increased more than 10% per year since the sites were founded. Ms. Evans has worked as an editor for DMagazine Partners, where she helped found the award-winning DHome Magazine in 2000. In addition, she conceived and created a successful real estate blog on the DMagazine URL in 2007-2010, DallasDirt.com. Prior to her long tenure at DMagazine, Ms. Evans worked for CBS News in New York, WBBM-TV in Chicago, KDFW-TV in Dallas, and has written for many publications in print and online, including Newsweek, Home, The Dallas Morning News, The Dallas Business Journal, D CEO, Modern Luxury Dallas, AOL Real Estate, Joel Kotkin's The New Geography, Medical Economics, The Fort Worth Star Telegram, Adweek, Texas Business, and others.

Ms. Evans earned her M.S.J. from the Columbia University Graduate School of Journalism and her undergraduate degree at Wheaton College, and studied at Dartmouth College. She holds an active Texas real estate license.

Experience, Qualifications, Attributes and Skills: Ms. Evans brings her expertise and experience with the rapidly changing world of online journalism, social media, and real estate marketing, as well as her extensive research into luxury hotels and the high end luxury vacation home market, to the Board of Directors.

KENNETH H. FEARN Age: 53 Director since 2016 Independent Audit Committee Financial Expert Committees: • Related Party Transactions (chair) • Audit • Compensation

Mr. Fearn joined the Board of Directors in August 2016. He currently serves as chair of our Related Party Transactions Committee and as a member on our Audit Committee and Compensation Committee. Mr. Fearn is Founder and Managing Partner of Integrated Capital LLC, a private equity real estate firm with a focus on hospitality assets in markets across the United States. Prior to founding Integrated Capital in 2004, Mr. Fearn was Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development from 1995 to 2004. Maritz, Wolff & Co. managed three private equity investment funds totaling approximately $500 million focused on acquiring luxury hotels and resorts. Prior to his tenure at Maritz, Wolff & Co., from 1993 to 1995, Mr. Fearn was with McKinsey & Company, a strategy management consulting firm, resident in the Los Angeles office, where he worked with Fortune 200 companies to address issues of profitability and develop business strategies. Prior to McKinsey & Company, he worked at JP Morgan & Company where he was involved with corporate merger and acquisition assignments. Mr. Fearn received a Bachelor of Arts in Political Science from the University of California, Berkeley and a Master of Business Administration from the Harvard University Graduate School of Business.

Mr. Fearn has served on the Marriott International Owner Advisory Board since 2006 and is an Entrepreneur in Residence at the Leland C. and Mary M. Pillsbury Institute for Hospitality Entrepreneurship at Cornell University. He also previously served as Chairman of the Board of Commissioners of the Community Redevelopment Agency of the City of Los Angeles as well as the board of directors of the Los Angeles Area Chamber of Commerce, where he was a member of the Executive Committee and the Finance Committee from 2005 to 2014.

Experience, Qualifications, Attributes and Skills: Mr. Fearn brings over 21 years of real estate and hospitality experience to the Board of Directors. During his career at Maritz, Wolff & Co. and Integrated Capital, he was involved in the acquisition of approximately $2 billion in hospitality assets and secured in excess of $2.5 billion in debt financing for hospitality asset acquisitions. His extensive contacts in the hospitality and commercial real estate lending industries will be beneficial in his service on the Board of Directors.

CURTIS B. MCWILLIAMS Age: 63 Director since 2013 Independent Lead Director Audit Committee Financial Expert Committee: • Audit (chair)

Mr. McWilliams has served as a member of the Board of Directors since November 2013 and currently serves as our Lead Director and as chair of our Audit Committee. He also serves as the Non-Executive Chairman and director of Ardmore Shipping Corporation (NYSE: ASC) and as a director of RW Holdings NNN REIT, Inc., a publicly registered, non-listed REIT. Mr. McWilliams retired from his position as President and Chief Executive Officer of CNL Real Estate Advisors, Inc. in 2010 after serving in such role since 2007. CNL Real Estate Advisors, Inc. provides advisory services relating to commercial real estate acquisitions and asset management and structures strategic relationships with U.S. and international real estate owners and operators for investments in commercial properties across a wide variety of sectors. From 1997 to 2007, Mr. McWilliams also served as the President and Chief Executive Officer, as well as serving as a director from 2005 to 2007, of Trustreet Properties, Inc., which under his leadership became the then-largest publicly-traded restaurant REIT with over $3.0 billion in assets. Mr. McWilliams has approximately 19 years of experience with REITs and, during his career at CNL Real Estate Advisors, Inc., helped launch and then served as the President of two REIT joint ventures between CNL and Macquarie Capital and the external advisor for both such REITs. Mr. McWilliams previously served on the board of directors and as the Audit Committee Chairman of CNL Bank, a state bank in Florida, from 1999 to 2004. Mr. McWilliams also has approximately 19 years of investment banking experience at Merrill Lynch & Co., where he started as an associate and later served for several years as a Managing Director. Mr. McWilliams has a Master's in Business Administration with a Concentration in Finance from the University of Chicago Graduate School of Business and a Bachelor of Science in Engineering in Chemical Engineering from Princeton University.

Experience, Qualifications, Attributes and Skills: Mr. McWilliams brings his business and management experience gained while serving as President and Chief Executive Officer of two different companies, including one NYSE-listed REIT, as well as his investment banking experience and his experience as a public company director and Audit Committee Chairman, to the Board of Directors. In addition, Mr. McWilliams brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

MATTHEW D. RINALDI Age: 44 Director since 2013 Independent Committees: • Compensation (chair) • Related Party Transactions

Mr. Rinaldi has served as a member of the Board of Directors since November 2013 and currently serves as chair of our Compensation Committee and as a member of our Related Party Transactions Committee. Mr. Rinaldi is a licensed attorney whose practice has focused on representing businesses in a broad range of complex commercial litigation and appellate matters, including securities class action lawsuits, director and officer liability, real estate, antitrust, insurance and intellectual property litigation. Mr. Rinaldi is the General Counsel of Qantas Healthcare Management, LLC and its affiliated medical facilities, a position he has held since June 2017. Mr. Rinaldi also served as an elected representative of Texas House District 115 in the Texas House from 2014 to 2019. Previously, Mr. Rinaldi served as Senior Counsel with the law firm of Dykema from July 2014 through June 2017. Mr. Rinaldi practiced law as a solo practitioner from November 2013 to July 2014 and served as counsel with the law firm of Miller, Egan, Molter & Nelson, LLP from 2009 to November 2013. Prior to joining Miller, Egan, Molter & Nelson, LLP, Mr. Rinaldi was an associate attorney at the law firm of K&L Gates LLP from 2006 to 2009 and an associate attorney at the law firm of Gibson, Dunn and Crutcher, LLP from 2001 to 2006, where he defended corporate officers and accounting firms in securities class action lawsuits and assisted with SEC compliance issues. Mr. Rinaldi has extensive experience in federal, state and appellate courts and has represented and counseled a broad spectrum of clients, including Fortune 500 companies, "Big Four" accounting firms and insurance companies, as well as small businesses and individuals. Mr. Rinaldi has a Juris Doctor, cum laude, from Boston University and a Bachelor of Business Administration in Economics, cum laude, from James Madison University.

Experience, Qualifications, Attributes and Skills: Mr. Rinaldi brings his extensive legal experience advising and counseling corporate officers of public companies and independent auditors in matters involving SEC compliance, director and officer liability and suits brought by stockholders and bondholders, as well as his experience in real estate, employment, insurance and intellectual property-related legal matters, to the Board of Directors. In addition, Mr. Rinaldi brings his experience with, and knowledge of, the Company and its operations gained as a director of the Company since November 2013 to his role as a director of the Company.

ABTEEN VAZIRI Age: 40 Director since 2017 Audit Committee Financial Expert Independent Committees: • Audit • Nominating and Corporate Governance

Mr. Vaziri has served as a member of the Board of Directors since October 2017. He currently serves as a member of our Audit Committee and our Nominating and Corporate Governance Committee. Mr. Vaziri has worked in all aspects of evaluating hotel assets, from evaluating investments in the hospitality, gaming, and lodging industries to analyzing the development of hotels, the evaluation of hotel F&B operations and analyzing and executing traditional and EB-5 hotel financings. Mr. Vaziri currently serves as a Managing Director at Brevet Capital Management, a position he has held since June 2018. Mr. Vaziri currently co-manages the real estate fund within the Brevet umbrella with around $280 million in real estate assets. Mr. Vaziri procures, structures, and helps underwrite real estate assets in the portfolio. Mr. Vaziri also leads several efforts at the fund which include the EB-5 financing business, mezzanine and bridge lending of new construction loans, historical tax credit bridging, the infrastructure initiative, and exploring the launch of an opportunity zone fund within the Brevet umbrella. Mr. Vaziri served as a director at Greystone & Co, an institutional real estate lender, where Mr. Vaziri helped build Greystone's EB-5 real estate financing platform from the ground up. Mr. Vaziri earned a Bachelor of Science in Computer Science at the University of Texas at Dallas and a Masters of Business Administration in Finance from the Cox School of Business at Southern Methodist University. Mr. Vaziri also obtained a Juris Doctor degree from Fordham University School of Law with a concentration in Finance and Business Law.

Experience, Qualifications, Attributes and Skills: Mr. Vaziri brings his familiarity with the hotel industry, his real estate experience, and his experience as a director of an institutional real estate lender to the Board. He also has significant experience in strategic planning, accounting, finance and risk management.

Summary of Director Qualifications, Skills, Attributes and Experience

        Our Nominating and Corporate Governance Committee and the full Board believe a complementary mix of diverse qualifications, skills, attributes and experiences will best serve the Company and its stockholders. The summary of our directors' qualifications, skills, attributes and experiences that appears below, and the related narrative for each director nominee appearing in the directors' biographies above, notes some of the specific experience, qualifications, attributes and skills for each director that the Board considers important in determining that each nominee should serve on the Board in light of the Company's business, structure and strategic direction. The absence of a checkmark for a particular skill does not mean the director in question is unable to contribute to the decision-making process in that area.

CORPORATE GOVERNANCE

        The Board is committed to corporate governance practices that promote the long-term interests of our stockholders. The Board regularly reviews developments in corporate governance and updates the Company's corporate governance framework, including its corporate governance policies and guidelines, as it deems necessary and appropriate. Our policies and practices reflect corporate governance initiatives that comply with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002. We maintain a corporate governance section on our website, which includes key information about our corporate governance initiatives including our corporate governance guidelines, charters for the committees of the Board, our code of business conduct and ethics and our code of ethics for the chief executive officer, chief financial officer and chief accounting officer. The corporate governance section can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab and then the "Corporate Governance" link.

Code of Business Conduct and Ethics

        Our code of business conduct and ethics applies to each of our directors and officers (including our chief executive officer, chief financial officer, chief accounting officer, chief operating officer, chief strategy officer, executive vice president, general counsel and secretary (or their respective successors)) and employees. The term "officers and employees" includes individuals who: (i) are employed directly by us, if any (we do not currently employ any employees); or (ii) are employed by our advisor or its subsidiaries and: (a) have been named one of our officers by our Board; or (b) have been designated as subject to the code of business conduct and ethics by the legal department of our advisor. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest;

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  full, fair, accurate, timely and understandable disclosure in our reports filed with the SEC and our other public communications;

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  compliance with applicable governmental laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code;

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  protection of Company assets, including corporate opportunities and confidential information; and

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  accountability for compliance to the code.

        Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by the Board or one of the Board committees and will be promptly disclosed if and to the extent required by law or stock exchange regulations.

Board Leadership Structure

        The Board regularly considers the optimal leadership structure for the Company and its stockholders. In making decisions related to our leadership structure, the Board considers many factors, including the specific needs of the Company in light of its current strategic initiatives and the best interests of stockholders.

        Mr. Monty J. Bennett served as Chairman of the Board as well as our Chief Executive Officer from November 2013 until November 14, 2016, when the Board decided to separate those roles and appointed Mr. Richard J. Stockton to serve as our Chief Executive Officer. Mr. Monty J. Bennett has continued to serve as Chairman of the Board since that time.

        To further minimize the potential for future conflicts of interest, our bylaws and our corporate governance guidelines, as well as the NYSE rules applicable to its listed companies, require that the Board must maintain a majority of independent directors at all times, and our corporate governance guidelines require that if the Chairman of the Board is not an independent director, at least two-thirds of the directors must be independent. Currently, all of our directors other than Mr. Monty J. Bennett are independent directors. The Board must also comply with each of our conflict of interest policies discussed in "Certain Relationships and Related Person Transactions—Conflict of Interest Policies." Our bylaw provisions, governance policies and conflicts of interest policies are designed to provide a strong and independent Board and ensure independent director input and control over matters involving potential conflicts of interest.

        In 2018, the Board re-appointed Mr. Curtis B. McWilliams to serve as the lead independent director for a one-year term. Under our corporate governance guidelines, the Lead Director has the following duties and responsibilities:

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  preside at all executive sessions of the independent or non-employee directors of the Company;

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  advise the Chairman of the Board and the Chief Executive Officer of decisions reached and suggestions made at meetings of independent directors or non-employee directors of the Company;

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  serve as liaison between the Chairman of the Board and the independent directors;

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  approve information sent to the Board;

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  approve meeting agendas for the Board;

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  approve meeting schedules to assure that there is sufficient time for discussion of all agenda items;

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  authorize the calling of meetings of the independent directors; and

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  if requested by major stockholders, be available for consultation and direct communication.

        The Board believes that our leadership structure provides a very well-functioning and effective balance between strong company leadership and appropriate safeguards and oversight by independent directors.

Board Role

        Subject to the advisory agreement entered into by the Company, Ashford Inc., Braemar Hospitality Limited Partnership, Braemar TRS Corporation and Ashford LLC, as amended from time to time (the "advisory agreement"), the business and affairs of the Company are managed by or under the direction of the Board in accordance with Maryland law. The Board provides direction to, and oversight of, management of the Company. In addition, the Board establishes the strategic direction of the Company and oversees the performance of the Company's business, management and the employees of our advisor who provide services to the Company. Subject to the Board's supervision, our advisor is responsible for the day-to-day operations of the Company and to make available appropriate personnel with sufficient experience to serve as executive officers of the Company. The management of the Company is responsible for presenting business objectives, opportunities and/or strategic plans to our Board for review and approval and for implementing the Company's strategic direction and the Board's directives.

  Strategy

        The Board recognizes the importance of ensuring that our overall business strategy is designed to create long-term value for our stockholders and maintains an active oversight role in formulating, planning and implementing the Company's strategy. The Board regularly considers the progress of, and challenges to, the Company's strategy and related risks throughout the year. At each regularly-scheduled Board meeting, the management and the Board discuss strategic and other significant business developments since the last meeting and the Board considers, recommends and approves changes in strategies for the Company.

  Risk Oversight

        Our full Board has ultimate responsibility for risk oversight, but the committees of our Board help oversee risk in areas over which they have responsibility. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy. The Board and the Board committees receive regular updates related to various risks for both our Company and our industry. The Audit Committee regularly receives and discusses reports from members of management who are involved in the risk assessment and risk management functions of our Company. The Compensation Committee annually reviews the overall structure of our equity compensation programs to ensure that those programs do not encourage executives to take unnecessary or excessive risks.

  Succession Planning

        The Board, acting through the Nominating and Corporate Governance Committee, has reviewed and concurred in a management succession plan, developed by our advisor in consultation with the Chairman, to ensure continuity in senior management. This plan, on which the Chief Executive Officer is to report from time to time, addresses:

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  emergency Chief Executive Officer succession;

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  Chief Executive Officer succession in the ordinary course of business; and

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  succession for the other members of senior management.

        The plan also includes an assessment of senior management experience, performance, skills and planned career paths.

Board Refreshment

        In addition to ensuring the Board reflects an appropriate mix of experiences, qualifications, attributes and skills, the Nominating and Corporate Governance Committee also focuses on director succession and tenure. For example, our bylaws and corporate governance guidelines provide that individuals who would be 70 years of age at the time of their election may not serve on our Board unless the Board waives such limitation. Upon attaining age 70 while serving as a director of the Company and annually thereafter, an individual must tender a letter of proposed retirement from our Board effective at the expiration of such individual's current term, and our Board may accept the retirement of the director or request such director to continue to serve as a director. Over the last two years, our Board has undergone significant refreshment, resulting in lower average tenure, younger average age and broadened diversity of background.

Director Nomination Procedures by the Company

        The Nominating and Corporate Governance Committee recommends qualified candidates for Board membership based on the following criteria:

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  integrity, experience, achievements, judgment, intelligence, competence, personal character, expertise, skills, knowledge useful to the oversight of the Company's business, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood of a sustained period of service on the Board;

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  business or other relevant experience; and

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  the extent to which the interplay of the candidate's expertise, skills, knowledge and experience with that of other Board members will build a Board that is effective, collegial and responsive to the needs of the Company.

        In connection with the merit-based selection of nominees for director, the Board has regard for the need to consider director candidates from different and diverse backgrounds, including sex, race, color, ethnicity, age and geography. Consideration will also be given to the Board's desire for an overall balance of professional diversity, including background, experience, perspective, viewpoint, education and skills. In early 2018, our Board approved specific amendments to the "Selection of Directors" section of the corporate governance guidelines to more specifically include diversity of sex, race, color, ethnicity, age and geography when considering director candidates. The Board, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, is responsible for selecting the director nominees for election by the stockholders and for appointing directors to the Board between annual meetings to fill vacancies, with primary emphasis on the criteria set forth above. The Board and the Nominating and Governance Committee assess the effectiveness of the Board's diversity efforts as part of the annual Board evaluation process.

Stockholder Nominations

        Our bylaws permit stockholders to nominate candidates for election as directors of the Company at an annual meeting of stockholders. Stockholders wishing to nominate director candidates can do so by providing a written notice to Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholder nomination notices and the accompanying certificate, as described below, must be received by the Corporate Secretary not earlier than May 2, 2020 and not later than 5:00 p.m., Eastern time, on June 1, 2020 for the nominated individuals to be considered for candidacy at the 2020 annual meeting of stockholders. Such nomination notices must include all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder nominating such proposed nominee and certain persons associated with such stockholder, and must be accompanied by a certificate of the nominating stockholder as to certain matters, all as prescribed in the Company's bylaws. A detailed description of the information required to be included in such notice and the accompanying certificate is included in the Company's bylaws. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of the notice and certificate to comply fully with the requirements of the Company's bylaws in such regard will result in the stockholder nomination being invalid and the election of the proposed nominee as a director of the Company not being voted on at the pertinent annual meeting of stockholders.

        Since August 3, 2016, our bylaws have provided that if a holder or a group of up to 20 holders having held at least 3% of the Company's common stock outstanding as of the most recent date for which such amount has been given in any filing by the Company with the SEC prior to the submission of the nomination notice, as described below, continuously for a period of at least three consecutive years immediately preceding the submission of the nomination notice may nominate an individual for election at any annual meeting of stockholders in accordance with such bylaw provision and the Company will include such nominated individual in the Company's proxy statement for that annual meeting and on the Company's form of proxy and the ballot for that annual meeting as a nominee for election as a director of the Company at an annual meeting. The Company will not, however, be required to include in its proxy statement or on its proxy card or a ballot more stockholder nominees under this provision of the bylaws than the greater of (i) two nominees and (ii) that number of nominees equaling 20% of the total number of directors of the Company on the last day of which a nomination notice under such provision may be submitted to the Company (rounded down to the nearest whole number). Our bylaws set forth procedures for choosing among stockholder nominees if the number of stockholder nominees validly nominated under such provision of the bylaws exceeds the maximum number of nominees as described above. The nomination notices nominating stockholder nominees must contain all information regarding the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a director in an election contest pursuant to the SEC's proxy rules under the Exchange Act, as well as certain other information regarding the proposed nominee, the stockholder or stockholders nominating such proposed nominee and certain persons associated with such persons and contain certain representations and warranties of such stockholder or stockholders in a nominating group, all as set forth in the Company's bylaws, and be accompanied by written agreements of the nominating stockholder or stockholders and the stockholder nominee containing provisions as prescribed by the Company's bylaws. The Company's bylaws describe in detail the information required to be included, and the representations and warranties to be made, in such nomination notice and the provisions to be contained in the accompanying agreements. In addition, a stockholder or the stockholders in a group proposing to nominate an individual to stand for election pursuant to this bylaw provision must file a Schedule 14N with the SEC in accordance with the SEC's proxy rules. Stockholder nomination notices and the accompanying agreements must be received by the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, not earlier than May 2, 2020 and not later than 5:00 p.m., Eastern time, on June 1, 2020 for the nominated individuals to be eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2020 annual meeting of stockholders. You may contact the Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. Failure of a nomination notice and the accompanying agreements to comply fully, or of a relevant party to otherwise comply fully, with the applicable requirements of the Company's bylaws will result in the stockholder nomination being invalid and the proposed nominee not being to be eligible for inclusion in the Company's proxy statement and on its proxy card and the ballot for the 2020 annual meeting of stockholders.

Stockholder and Interested Party Communication with Our Board of Directors

        Stockholders and other interested parties who wish to contact any of our directors either individually or as a group may do so by writing to them c/o the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Stockholders' and other interested parties' letters are reviewed by Company personnel based on criteria established and maintained by our Nominating and Corporate Governance Committee, which includes filtering out improper or irrelevant topics such as solicitations.

Director Orientation and Continuing Education

        The Board and senior management conduct a comprehensive orientation process for new directors to become familiar with our vision, strategic direction, core values including ethics, financial matters, corporate governance policies and practices and other key policies and practices through a review of background material and meetings with senior management. The Board also recognizes the importance of continuing education for directors and is committed to providing education opportunities in order to improve both the Board's and its committees' performance. Senior management will assist in identifying and advising our directors about opportunities for continuing education, including conferences provided by independent third parties.

Director Retirement Policy

        Upon attaining the age of 70 and annually thereafter, as well as when a director's principal occupation or business association changes substantially from the position he or she held when originally invited to join the Board, a director will tender a letter of proposed retirement or resignation, as applicable, from the Board to the chair of our Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee will review the director's continuation on the Board, and recommend to the Board whether, in light of all the circumstances, the Board should accept such proposed resignation or request that the director continue to serve.

BOARD OF DIRECTORS AND COMMITTEES

        Our business is managed through the oversight and direction of the Board. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, Chief Executive Officer, Lead Director and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

        The Board has retained Ashford Inc. and Ashford LLC to manage our operations and asset manage our portfolio of hotels, subject to the Board's overfsight and supervision and the terms and conditions of the advisory agreement. Because of the conflicts of interest created by the relationships among us, Ashford Trust, Ashford Inc., Remington and any other related party, and each of their respective affiliates, many of the responsibilities of the Board have been delegated to our independent directors, as discussed below and under "Certain Relationships and Related Person Transactions—Conflict of Interest Policies."

        During the year ended December 31, 2018, the Board held nine regular meetings and held four executive sessions of our non-management directors. The non-management directors must hold at least two regularly scheduled meetings per year without management present. All of our incumbent directors standing for re-election attended, in person or by telephone, at least 75% of all meetings of the Board and committees on which such director served, held during the period for which such person was a director or was a member of such committees, as applicable, in 2018.

Board Member Independence

        The Board determines the independence of our directors in accordance with our corporate governance guidelines and Section 303A.02 of the NYSE Listed Company Manual, which requires an affirmative determination by our Board that the director has no material relationship with us that would impair his or her independence. In addition, Section 303A.02(b) of the NYSE Listed Company Manual sets forth certain tests that, if any of them is met by a director automatically disqualifies that director from being independent from management of our Company. Moreover, our corporate governance guidelines provide that if any director receives, during any 12-month period within the last three years, more than $120,000 per year in direct compensation from the Company, exclusive of director and committee fees, he or she will not be considered independent. Our corporate governance guidelines also provide that at all times that the chairman of the Board is not an independent director, at least two-thirds of the members of the Board should consist of independent directors. The full text of our Board's corporate governance guidelines can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "Corporate Governance" link and then the "Governance Documents" link.

        Following deliberations, the Board has affirmatively determined that, with the exception of Mr. Monty J. Bennett, our Chairman, each nominee for election as a director of the Company is independent of Braemar and its management and has been such during his or her term as a director commencing with the annual meeting of stockholders of the Company held on July 3, 2018 under the standards set forth in our corporate governance guidelines and the NYSE Listed Company Manual, and our Board has been since that date and is comprised of a majority of independent directors, as required by Section 303A.01 of the NYSE Listed Company Manual. Any reference to an independent director herein means such director satisfies both the standards set forth in our corporate governance guidelines and the NYSE independence tests.

        In addition, each current member of our Audit Committee and our Compensation Committee has been determined by the Board to be independent and to have been independent at all pertinent times under the heightened independence standards applicable to members of audit committees of board of directors and to members of compensation committees of board of directors of companies with equity securities listed for trading on the NYSE and under the rules of the SEC under the Exchange Act and that each nominee for election as a director of the Company at the Annual Meeting is independent under those standards.

        In making the independence determinations with respect to our current directors, the Board examined all relationships between each of our directors or their affiliates and Braemar or its affiliates. The Board determined that none of these transactions impaired the independence of the directors involved.

Board Committees and Meetings

        Historically, the standing committees of the Board have been the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In 2016, the Board added the Related Party Transactions Committee as a standing committee of the Board. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is governed by a written charter that has been approved by the Board. A copy of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee charters can be found on our website at www.bhrreit.com by clicking the "INVESTOR" tab, then the "Corporate Governance" link and then the "Governance Documents" link. The committee members of each active committee and a description of the principal responsibilities of each such committee follows:

	Audit	Compensation	Nominating and Corporate Governance	Related Party Transactions
Stefani D. Carter		X	Chair	X
Kenneth H. Fearn	X	X		Chair
Curtis B. McWilliams	Chair
Matthew D. Rinaldi		Chair		X
Abteen Vaziri	X		X

Audit Committee

Current Members:	Curtis B. McWilliams (chair), Kenneth H. Fearn and Abteen Vaziri
Independence

All of the members of the Audit Committee have been determined by our Board to be independent at all pertinent times, including under the heightened independence standards for members of audit committees of boards of directors.

Number of Meetings in 2018:	5
Key Responsibilities	• Evaluate the performance, qualifications and independence of the independent auditors;
• review with the independent auditors and the chief financial officer and controller the audit scope and plan;
• approve in advance all audit and non-audit engagement fees;
• if necessary, to appoint or replace our independent auditors;
• meet to review with management and the independent auditors the annual audited and quarterly financial statements;
• recommend to our Board whether the Company's financial statements should be included in the Annual Report on Form 10-K;
• prepare the audit committee report that the SEC rules and regulations require to be included in the Company's annual proxy statement;

•

discuss with management the Company's major financial risk exposures and management's policies on financial risk assessment and risk management, including steps management has taken to monitor and control such exposures;

• annually review the effectiveness of the internal audit function;

•

review with management the Company's disclosure controls and procedures and internal control over financial reporting, and review the effectiveness of the Company's system for monitoring compliance with laws and regulations, including the Company's code of conduct and cybersecurity; and

• evaluate its own performance and deliver a report to the Board setting forth the results of such evaluation.

        Each of Mr. McWilliams, Mr. Fearn and Mr. Vaziri qualifies as an "audit committee financial expert," as defined by the applicable rules and regulations of the Exchange Act. All of the members of our Audit Committee on and after January 1, 2018 are "financially literate" under the NYSE listing standards.

Compensation Committee

Current Members:	Matthew D. Rinaldi (chair), Stefani D. Carter and Kenneth H. Fearn
Independence

All of the members of the Compensation Committee have been determined by our Board to be independent at all pertinent times, including under the heightened standards for members of the compensation committees of boards of directors.

Number of Meetings in 2018:	5
Key Responsibilities	• Review the Company's equity compensation programs to ensure the alignment of the interests of key leadership with the long term interests of stockholders;

•

either as a committee or together with the other independent directors (as directed by our Board), determine and approve the chief executive officer's and chairman of our Board's equity compensation;

• make recommendations to our Board with respect to the equity compensation of executive officers;
• review the performance of our officers;
• review and approve the officer compensation plans, policies and programs;
• annually review the compensation paid to non-employee directors for service on our Board and make recommendations to our Board regarding any proposed adjustments to such compensation;
• prepare an annual report on executive compensation for the Company's annual proxy statement; and
• administer the Company's equity incentive plan.

        The Compensation Committee has the authority to retain and terminate any compensation consultant to assist it in the evaluation of officer compensation, or to delegate its duties and responsibilities to one or more subcommittees as it deems appropriate. In 2018, the Compensation Committee retained Gressle & McGinley LLC ("Gressle & McGinley") as its independent compensation consultant. Gressle & McGinley provided competitive market data to support the Compensation Committee's decisions on the value of equity to be awarded to our named executive officers. Gressle & McGinley has not performed any other services for the Company and performed its services only on behalf of, and at the direction of, the Compensation Committee. Our Compensation Committee reviewed the independence of Gressle & McGinley in light of SEC rules and NYSE listing standards regarding compensation consultant independence and has affirmatively concluded that Gressle & McGinley is independent from management of the Company and has no conflicts of interest relating to its engagement by our Compensation Committee.

Nominating and Corporate Governance Committee

Current Members:	Stefani D. Carter (chair) and Abteen Vaziri
Independence	All of the members of the Nominating and Corporate Governance Committee have been determined by our Board to be independent at all pertinent times.
Number of Meetings in 2018:	6
Key Responsibilities	• Assess, develop and communicate with our Board for our Board's approval the appropriate criteria for nominating and appointing directors;
• recommend to our Board the director nominees for election at the next annual meeting of stockholders;
• identify and recommend candidates to fill vacancies on our Board occurring between annual stockholder meetings;
• when requested by our Board, recommend to our Board director nominees for each committee of our Board;

•

develop and recommend to our Board our corporate governance guidelines and periodically review and update such corporate governance guidelines as well as make recommendations concerning changes to the charters of each committee of our Board;

• perform a leadership role in shaping in our corporate governance; and
• oversee a self-evaluation of our Board.

Related Party Transactions Committee

Members:	Kenneth H. Fearn (chair), Stefani D. Carter and Matthew D. Rinaldi
Number of Meetings in 2018:	9
Key Responsibilities

•

Review any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.

Director Compensation

        Each of our non-employee directors (other than Mr. Monty J. Bennett) is paid an annual base cash retainer of $55,000, and an additional fee of $2,000 for each Board or committee meeting that he or she attends in person (in a non-committee chairman capacity), $3,000 for each committee meeting that he or she attends as committee chairman, and $500 for each Board or committee meeting that he or she attends (in a non-committee chairman capacity) via teleconference. Non-employee directors (other than Mr. Monty J. Bennett) serving in the following capacities also receive the additional annual cash retainers set forth below:

Capacity	Additional Annual Retainer
Lead Director	$25,000
Audit Committee Chairman	$25,000
Audit Committee Member (Non-Chairman)	$5,000
Compensation Committee Chairman	$15,000
Nominating and Corporate Governance Committee Chairman	$10,000
Related Party Transactions Committee Chairman	$15,000
Related Party Transactions Committee Member (Non-Chairman)	$10,000

        Non-employee directors may also be paid additional cash retainers from time to time for service on special committees. Officers receive no additional compensation for serving on the Board. In addition, we reimburse all directors for reasonable out-of-pocket expenses incurred in connection with their services on the Board.

        In addition, on the date of the first meeting of the Board of Directors following each annual meeting of stockholders at which a non-employee director is initially elected or re-elected to our Board of Directors or as soon as reasonably practicable thereafter, each non-employee director (other than Mr. Monty J. Bennett) receives a grant of shares of our common stock or, at the election of each director, long-term incentive partnership units ("LTIP units") in Braemar Hospitality Limited Partnership ("Braemar OP"), which are issued under our Second Amended and Restated 2013 Equity Incentive Plan (the "2013 Equity Incentive Plan") and are fully vested immediately. Vested LTIP units, upon achieving parity with the common units of Braemar OP, are convertible into common partnership units of Braemar OP at the option of the grantee. Common partnership units are redeemable for cash or, at our option, convertible into shares of our common stock on a one-for-one basis.

        Beginning in fiscal 2018, we adopted a new policy that sets the size of the shares/units grant in three-year cycles by establishing a grant size in the first year of the cycle as a fixed number of shares/units to be granted annually. In 2018, the Board established an annual grant amount for the 2018-2020 cycle of 5,700 shares/units, worth approximately $60,000 as of the date of determination in 2018. Therefore, in fiscal 2018, each non-employee director received a grant of 5,700 shares of fully vested common stock or LTIP units. This is the same number of shares/units that will be granted to non-employee directors in 2019 and 2020; in 2021, the annual grant will be "reset" by establishing a new annual grant size that will apply for the 2021-2023 three-year cycle.

        Our Chairman, Mr. Monty J. Bennett, instead receives an annual equity grant with a value and vesting schedule that is determined by the Board after review of the Company's prior fiscal year performance, considering the same factors as the Board takes into account in making annual equity grants to our named executive officers (as further described below under "Executive Compensation—2019 Equity Grant Decisions for 2018 Performance"). One-half of Mr. Monty J. Bennett's equity award granted in fiscal 2018 is eligible to vest based on the Company's three-year relative total shareholder return (as further described below under "Executive Compensation—2019 Equity Grant Decisions for 2018 Performance") and the other half is eligible to vest based on continued service in three equal installments on each anniversary of the grant date. Mr. Monty J. Bennett's annual equity award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor. The Board believes that the size of, and vesting schedule applicable to, Mr. Monty J. Bennett's annual equity grant is appropriate because it reflects the scale of his historical and ongoing contributions to the Company, the depth of his expertise and knowledge of both the Company and our industry generally, and his continuous leadership as a founder of the Company and our advisor.

        Each member of our Board should hold an amount of granted common stock or LTIP units having a value in excess of three times his or her annual Board retainer fee (excluding any portion of the retainer fee representing additional compensation for being a committee chairman). Each director is permitted to sell vested shares received in connection with any awards granted under any of the Company's equity plans only if, upon doing so, such director will continue to meet his or her required stock ownership level.

        The following table summarizes the compensation paid by us to our non-employee directors for their services as a director for the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Monty J. Bennett	—	—	$1,729,324	$1,729,324
Stefani D. Carter	$97,000	$60,819	—	$157,819
Kenneth H. Fearn	$88,000	$60,819	—	$148,819
Curtis B. McWilliams	$117,000	$60,819	—	$177,819
Matthew D. Rinaldi	$95,000	$60,819	—	$155,819
Abteen Vaziri	$72,000	$60,819	—	$132,819

(1)
Based on the fair market value of the stock awards computed in accordance with FASB ASC Topic 718 on the date of the grant, which was August 14, 2018. See Notes 2, 14, and 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 (filed with the SEC on March 8, 2019) for a discussion of the assumptions used in the valuation of stock-based awards.

(2)
As described above, Mr. Monty J. Bennett's annual equity award is not granted in respect of his service on the Board, but instead in recognition of the extraordinary service that he provides to the Company indirectly through his employment with our advisor, and is therefore disclosed in the "All Other Compensation" column. Mr. Monty J. Bennett's award for fiscal 2018 was granted on March 14, 2018, and he elected to receive it in LTIP units. See Notes 2, 14, and 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 (filed with the SEC on March 8, 2019) for a discussion of the assumptions used in the valuation of stock-based awards. As of December 31, 2018, Mr. Monty J. Bennett held 169,523 service-based LTIP units and 339,045 performance-based LTIP units, assuming that the applicable performance metrics are achieved at the maximum level.

Compensation Committee Interlocks and Insider Participation

        During 2018, Ms. Carter and Messrs. Fearn and Rinaldi served on our Compensation Committee. Each of those persons was or is an independent director throughout the period for which they served or have served on our Compensation Committee during 2018 and thereafter. None of these directors was, is or has ever been an officer or employee of our Company. None of our executive officers serves, or during 2018 served, as (i) a member of a Compensation Committee (or Board committee performing equivalent functions) of any entity, one of whose executive officers served as a director on our Board or as a member of our Compensation Committee, or (ii) a director of another entity, one of whose executive officers served or serves on our Compensation Committee. No member of our Compensation Committee has or had in 2018 any relationship with the Company requiring disclosure as a related party transaction under "Certain Relationships and Related Person Transactions."

Attendance at Annual Meeting of Stockholders

        In keeping with our corporate governance principles, directors of the Company are expected to attend the annual meeting of stockholders in person. All persons who were directors at the time of our 2018 annual meeting of stockholders attended our annual meeting in person.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

        The following table shows the names and ages of our current executive officers and the positions held by each individual. The executive officers named below were appointed to those positions by the Board and serve in such positions at the pleasure of the Board. A description of the business experience of each for the past five years follows the table.

	Age	Title
Richard J. Stockton	49	President and Chief Executive Officer
Robert G. Haiman	50	Executive Vice President, General Counsel and Secretary
Deric S. Eubanks	43	Chief Financial Officer and Treasurer
Mark L. Nunneley	61	Chief Accounting Officer
Jeremy J. Welter	42	Chief Operating Officer
J. Robison Hays, III	41	Chief Strategy Officer

RICHARD J. STOCKTON President and Chief Executive Officer Age: 49 Executive since 2016	Mr. Stockton has served as our Chief Executive Officer since November 2016 and as President since April 2017. Prior to joining our Company, Mr. Stockton served as Global Chief Operating Officer for Real Estate at CarVal Investors, a subsidiary of Cargill Inc. with approximately $1 billion in real estate investments in the United States, Canada, United Kingdom and France, beginning in August 2015. He spent over 15 years at Morgan Stanley in real estate investment banking where he rose from Associate to Managing Director and regional group head. At Morgan Stanley, he was head of EMEA Real Estate Banking in London, executing business across Europe, the Middle East and Africa. He was also appointed co-head of the Asia Pacific Real Estate Banking Group, where he was responsible for a team across Hong Kong, Singapore, Sydney and Mumbai. He left Morgan Stanley in 2013 to become President & CEO-Americas for OUE Limited, a publicly listed Singaporean property company with over $5 billion in assets from February 2013 to March 2015. Mr. Stockton is a frequent speaker and panelist at industry conferences and events. He is a dual citizen of the United States and the United Kingdom.

Mr. Stockton received a Master's of Business Administration degree in Finance and Real Estate from The Wharton School, University of Pennsylvania, and a Bachelor of Science degree from Cornell University, School of Hotel Administration.

ROBERT G. HAIMAN Executive Vice President, General Counsel and Secretary Age: 50 Executive since 2018
Mr. Haiman is our Executive Vice President, General Counsel and Secretary, and he serves in the same roles for Ashford Trust and Ashford Inc. Prior to joining us in 2018, Mr. Haiman spent 14 years at Remington Lodging, where he oversaw a variety of legal and business initiatives for one of the largest third party hotel management companies in the country. Most recently, Mr. Haiman served as Remington Lodging's Chief Legal Officer, overseeing all legal matters related to Remington Lodging's property and project management businesses. Previously, he led the initiative to develop "The Gallery," Remington Lodging's collection of independent luxury hotels. Mr. Haiman has been a frequent speaker at various lodging conferences, and he was a founding member of the board of directors of the National Association of Condo Hotel Owners.

From 1996 through 2004, Mr. Haiman was a real estate attorney in the Dallas office of Gibson, Dunn & Crutcher LLP, where he represented owners, lenders and developers in connection with the acquisition, development, financing and sale of commercial, residential and light industrial projects.

Mr. Haiman holds a B.A. degree from Amherst College and a J.D. from Duke University School of Law, where he was a member of the Duke Law Journal and the Moot Court Board.

DERIC S. EUBANKS Chief Financial Officer and Treasurer Age: 43 Executive since 2014
Mr. Eubanks has served as our Chief Financial Officer and Treasurer since June 2014. He has served in that capacity for each of Ashford Inc. and Ashford Trust since June 2014. Previously, Mr. Eubanks had served as our Senior Vice President of Finance since November 2013, a position he had also held at Ashford Trust since September 2011. Prior to his role as Senior Vice President of Finance at Ashford Trust, Mr. Eubanks was Vice President of Investments and was responsible for sourcing and underwriting hotel investments including direct equity investments, joint venture equity, preferred equity, mezzanine loans, first mortgages, B-notes, construction loans and other debt securities for Ashford Trust. Mr. Eubanks has been with Ashford Trust since its initial public offering in August 2003. Mr. Eubanks has written several articles for industry publications and is a frequent speaker at industry conferences and industry round tables. Before joining Ashford Trust, Mr. Eubanks was a Manager of Financial Analysis for ClubCorp, where he assisted in underwriting and analyzing investment opportunities in the golf and resort industries.

Mr. Eubanks earned a Bachelor of Business Administration degree from the Cox School of Business at Southern Methodist University and is a CFA charter holder. He is a member of the CFA Institute and the CFA Society of Dallas-Fort Worth.

MARK L. NUNNELEY Chief Accounting Officer Age: 61 Executive since 2013
Mr. Nunneley has served as our Chief Accounting Officer since April 2013. Mr. Nunneley has also served as Chief Accounting Officer of Ashford Inc. since November 2014 and Ashford Trust since May 2003. From 1992 until 2003, Mr. Nunneley served as Chief Financial Officer of Remington Hotel Corporation. He previously served as a tax consultant at Arthur Andersen & Company and as a tax manager at Deloitte & Touche. During his career, he has been responsible for the preparation, consultation and review of federal and state income tax, franchise and sales and use tax returns for hundreds of partnerships, corporations and individuals. Mr. Nunneley is also responsible for the ad valorem tax function which includes successfully appealing and receiving refunds in the millions of dollars. Mr. Nunneley is a CPA in the State of Texas and is a member of the American Institute of Certified Public Accountants, Texas Society of CPAs and Dallas Chapter of CPAs.

Mr. Nunneley earned his Bachelor of Science in Business Administration from Pepperdine University in 1979 and his Master of Science in Accounting from the University of Houston in 1981.

JEREMY J. WELTER Chief Operating Officer Age: 42 Executive since 2013
Mr. Welter has served as our Chief Operating Officer since March 2018 and has also served in that capacity for Ashford Trust since March 2018. He has also served as Co-President and Chief Operating Officer for Ashford Inc. since March 2018. He served as our Executive Vice President, Asset Management from April 2013 to March 2018, and served in that capacity for Ashford Inc. from November 2014 to March 2018, and for Ashford Trust from March 2011 to March 2018. From August 2005 until December 2010, Mr. Welter was employed by Remington Hotels, LP in various capacities, most recently serving as its Chief Financial Officer. From July 2000 through July 2005, Mr. Welter was an investment banker at Stephens, where he worked on mergers and acquisitions, public and private equity and debt capital raises, company valuations, fairness opinions and recapitalizations. Before working at Stephens, Mr. Welter was part of Bank of America's Global Corporate Investment Banking group. Mr. Welter oversees the asset management, capital management and acquisition underwriting functions for Ashford Trust and Braemar as well as the operations of Ashford Inc., including both its asset management advisory business and its hospitality products and services business. Mr. Welter is responsible for the growth of Ashford Inc.'s products and services line of business through strategic acquisitions and investments in businesses that are engaged in providing hospitality products and services and developing and overseeing their operations and growth. He has led the acquisition or investment in OpenKey, J&S Audio Visual, BAV Services, Lismore Capital, Kalibri Labs, PURE Rooms and RED Hospitality and Leisure. Mr. Welter is a current member of Marriott's Owner Advisor Council and serves as a board member for the American Hotel and Lodging Association. Mr. Welter is a frequent speaker and panelist for various lodging investment and development conferences, including the NYU Lodging Conference. Mr. Welter is a dual citizen of the United States and Luxembourg.

Mr. Welter earned his Bachelor of Science in Economics from Oklahoma State University, where he served as student body president and graduated summa cum laude.

J. ROBISON HAYS, III Chief Strategy Officer Age: 41 Executive since 2015
Mr. Hays has served as our Chief Strategy Officer since May 2015. Previously, he served as Senior Vice President of Corporate Finance and Strategy for us, Ashford Inc. and Ashford Trust until May 2015. Mr. Hays has also served as Co-President of Ashford Inc. since March 2018 and as the Chief Strategy Officer for Ashford Inc. since November 2014, where he is a member of the board of directors. Mr. Hays has also served as the Chief Strategy Officer for Ashford Trust and Braemar since May 2015. Mr. Hays has been with Ashford Trust since April 2005. Mr. Hays is responsible for the formation and execution of our strategic initiatives, working closely with our Chief Executive Officer. He also oversees all financial analysis as it relates to our corporate model, including acquisitions, divestitures, refinancings, hedging, capital market transactions and major capital outlays.

Prior to 2013, in addition to his other responsibilities, Mr. Hays was in charge of Ashford Trust's investor relations group. Prior to joining Ashford Trust, Mr. Hays worked in the Corporate Development office of Dresser,  Inc., a Dallas-based oil field service and manufacturing company, where he focused on mergers, acquisitions, and strategic direction. Before working at Dresser, Mr. Hays was a member of the Merrill Lynch Global Power & Energy Investment Banking Group based in Texas.

Mr. Hays has been a frequent speaker at various lodging, real estate and alternative investment conferences globally. He earned his A.B. degree in Politics with a certificate in Political Economy from Princeton University and later studied philosophy at the Pontifical University of the Holy Cross in Rome, Italy.

Executive Compensation

        We are externally advised by Ashford Inc. pursuant to an advisory agreement. Ashford Inc., through its operating company Ashford LLC is responsible for implementing our investment strategies and managing our operations. Our advisor manages the day-to-day operations of our Company and our affiliates in exchange for an advisory fee, the terms of which are described under "Our Relationship and Agreements with Ashford Inc." As a consequence of this management arrangement and although the Company has executive officers, it does not have any employees. Each of the Company's executive officers is, however, an employee of our advisor and is compensated by our advisor in his capacity as such. During all of 2017 and 2018, the cash compensation received by our executive officers was paid to those persons by Ashford Inc. in their capacity as employees of our advisor. However, our executive officers (as well as other employees of our advisor and Remington and their affiliates) continue to be eligible to receive equity awards under our 2013 Equity Incentive Plan and we grant equity compensation to our executive officers under our 2013 Equity Incentive Plan as described below. We do not, however, provide any other compensation or employee benefit plans for our executive officers.

        Pursuant to our advisory agreement, we pay Ashford Inc. an advisory fee. In turn, Ashford Inc. uses a portion of the proceeds of such advisory fee to pay the cash compensation it pays its personnel. We do not specifically reimburse Ashford Inc. for any executive officer compensation or benefits costs. The following is a summary of the advisory fees we paid to Ashford Inc. in 2018 and the total 2018 compensation paid to our named executive officers:

  •
  Under the terms of our advisory agreement, we incurred a total advisory fee of approximately $20.0 million to Ashford Inc., comprising a base fee of approximately $9.4 million, approximately $2.1 million for reimbursable expenses, equity-based compensation expense of approximately $6.5 million associated with equity grants of our common stock and LTIP units awarded to the officers and employees of Ashford Inc. and its affiliates, and an incentive fee of approximately $2.0 million.

  •
  No specific portion of our advisory fees is allocated to the compensation paid by Ashford Inc. to its employees who are also our executive officers. Our advisor makes all decisions relating to compensation paid by Ashford Inc. to our executive officers who are its employees based on such factors as the terms of their employment agreements with Ashford Inc. and an evaluation of the performance of such employees on behalf of Ashford Inc. and its advisees during the year.

  •
  For 2018, our named executive officers received total cash compensation of approximately $4.9 million from Ashford Inc. The total cash compensation paid by Ashford Inc. to our named executive officers was comprised of $2.0 million in salaries and approximately $2.9 million in cash bonus awards. In addition, Ashford Inc. granted options to purchase a total of 105,000 shares of Ashford Inc. common stock on February 27, 2019 with a grant date fair value of approximately $2.8 million to Ashford Inc.'s officers and employees who are also our named executive officers, which grant was made in respect of 2018 performance.

  •
  Not all of the cash compensation received by our named executive officers from Ashford Inc. was attributable to services performed by its employees in their capacity as our executive officers. Based on a review of the proportion that the operations of the Company represents of the total operations managed by Ashford LLC using various measures of size (revenue, assets and total enterprise value), we estimate that approximately 20% of the compensation paid by Ashford Inc. to our named executive officers is attributable to services provided by our named executive officers to us.

  •
  The cash bonus awards paid by Ashford Inc. to its employees who are our named executive officers pursuant to Ashford Inc.'s non-equity incentive plan represent variable incentive compensation that was earned for achieving specific performance targets. The performance metrics for 2018 included total shareholder return ("TSR") of Ashford Inc. relative to peers, adjusted earnings per share of Ashford Inc., adjusted EBITDA, increased sell-side analyst coverage, number of investor and analyst meetings, increase in assets under management by Ashford Inc. and its affiliates, and investments in or acquisition of new service businesses at Ashford Inc. or its affiliates.

  2019 Equity Grant Decisions for 2018 Performance

        In February 2019, under the 2013 Equity Incentive Plan, the Compensation Committee determined to grant equity awards to our named executive officers based on consideration of the Company's and each named executive officer's individual performance during 2018. In determining the size of the performance award grant for each executive, the Compensation Committee considered multiple factors including, but not limited to, the Company's and each named executive officer's individual performance, competitive award opportunities provided to similarly situated executives, and our named executive officers' roles and responsibilities with our Company.

        For purposes of the below, the discussion of our 2018 performance relates to the equity grants made to our named executive officers in February 2019. However, the SEC's rules require disclosure in the tables that follow this Executive Compensation discussion of the equity awards that were granted to our named executive officers in 2018. For a detailed discussion of our 2017 performance, on which the size of our equity awards granted in 2018 was based, please refer to the "2018 Equity Grant Decisions for 2017 Performance" discussion contained in our 2018 proxy statement, filed with the SEC on May 23, 2018.

        One-half of the value of the performance-based equity award is granted in a form that is eligible to vest based on the Company's three-year relative TSR. The other half of the potential award is eligible to vest based on continued service in three equal installments on each anniversary of the grant date. Named executive officers may elect to receive their service-based equity awards in the form of LTIP units of Braemar OP or restricted common stock, and their performance-based equity awards in the form of performance stock units ("PSUs") or performance LTIP units ("performance LTIPs"), as described in further detail below.

        The relevant performance period for the PSUs and performance LTIPs began on January 1, 2019 and ends on December 31, 2021, unless such period is shortened pursuant to the terms of the award agreement. The actual number of shares of our common stock or common units of Braemar OP to be issued upon vesting of the PSUs or performance LTIPs can range from 0% to 200% of the target number, based on continued service through the vesting date and achievement of a specified relative total stockholder return over the performance period, as set forth in the following chart:

Performance Level	Company's Percentile Rank	Award Level (% of Target)
Below Threshold	<20th	0%
Threshold	20th	30%
Threshold	35th	65%
Target	50th	100%
Target	65th	143%
Target	75th	171%
Maximum	85th	200%

        The selected peer group used in the performance ranking based on relative stockholder return for the performance period consists of: Chatham Lodging Trust, Chesapeake Lodging Trust, DiamondRock Hospitality Company, Hersha Hospitality Trust, Hospitality Properties Trust, Host Hotels & Resorts, Inc., Park Hotels and Resorts, Inc., Pebblebrook Hotel Trust, RLJ Lodging Trust, Ryman Hospitality Properties, Inc., Summit Hotel Properties, Inc., Sunstone Hotel Investors, Inc., and Xenia Hotels & Resorts, Inc. This group was the same group referenced for relative TSR purposes with respect to 2017 awards granted in 2018, except that LaSalle Hotel Properties, which was acquired by Pebblebrook Hotel Trust in November 2018, was replaced with Park Hotels and Resorts, Inc.

        A summary of the components of the February 2019 equity awards to our named executive officers is as follows:

	Time-Based Shares/LTIPs Awarded		Target Performance-Based Shares/LTIPs Awarded		Total February 2019 Equity Award for 2018 Performance
Richard J. Stockton	64,103	(1)	64,103	(2)	128,206
J. Robison Hays, III	30,048	(3)	30,048	(4)	60,096
Jeremy Welter	30,048	(3)	30,048	(2)	60,096
Deric S. Eubanks	30,048	(1)	30,048	(2)	60,096

(1)
Represents a grant of service-based restricted stock.

(2)
Represents a grant of PSUs.

(3)
Represents a grant of service-based LTIPs, as elected by the executive.

(4)
Represents a grant of performance LTIPs, as elected by the executive.

        The LTIP units are a special class of partnership units in Braemar OP called "long-term incentive partnership units." Grants of LTIP units are designed to offer executives the same long-term incentive as restricted stock, while allowing them more favorable income tax treatment. Each LTIP unit awarded is deemed equivalent to an award of one share of common stock reserved under our stock incentive plan, reducing availability for other equity awards, because LTIP units are convertible into common units of Braemar OP, which may themselves be converted into shares of our common stock based on a conversion ratio of 1:1. As a result, an LTIP unit granted may result in an issuance of one share of our common stock. LTIP units, whether vested or not, receive the same quarterly per unit distributions as common units of our operating partnership, which typically equal per share dividends on our common stock, if any. This treatment with respect to quarterly distributions is analogous to the treatment of time-vested restricted stock. The key difference between LTIP units and restricted stock is that at the time of award, LTIP units do not have full economic parity with common units but can achieve such parity over time. At the time of the award, executives who receive LTIP units make a capital contribution to our operating partnership of $0.05 per LTIP unit. Upon the occurrence of certain corporate events, which are not performance-related events, the capital accounts of our operating partnership may be adjusted, allowing for the LTIP units to achieve parity with the common units over time. If such parity is reached, vested LTIP units become convertible into an equal number of common units. Until and unless such parity is reached, the value that an executive will realize for a given number of vested LTIP units is less than the value of an equal number of shares of our common stock.

  Summary Compensation Table

        Our named executive officers, who are employees of and compensated by Ashford Inc., did not receive any cash compensation or other compensation or benefits other than certain service-based and performance-based equity awards from us during fiscal year 2018. The following table sets forth information regarding compensation earned by our named executive officers and paid by the Company in fiscal years 2018 and 2017:

Name and Principal Position	Year	Salary(1)	Stock Awards/ LTIPs(2)	Total
Richard J. Stockton	2018	—	$1,729,331	$1,729,331
President and Chief Executive Officer	2017	—	$125,816	$125,816
David A. Brooks(3)	2018	—	$905,849	$905,849
Former Chief Transaction Officer, General Counsel and Secretary	2017	—	$725,912	$725,912
J. Robison Hays, III	2018	—	$729,735	$729,735
Chief Strategy Officer	2017	—	$483,933	$483,933
Jeremy Welter	2018	—	$729,735	$729,735
Chief Operating Officer	2017	—	$483,933	$483,933
Deric S. Eubanks	2018	—	$729,735	$729,735
Chief Financial Officer and Treasurer	2017	—	$483,933	$483,933

(1)
We do not pay salary or bonus compensation to our executive officers, including our named executive officers. However, we grant our executives and the executives and employees of our advisor and Remington equity awards, if and to the extent determined appropriate by our Compensation Committee. No allocation of the total compensation paid and benefits provided by Ashford Inc. to its officers and employees who are our named executive officers is made for the time spent by such persons on behalf of any of our Company and Ashford Trust. As a result, we have not included any amount of the compensation paid and benefits provided to such persons by Ashford Inc. in the foregoing summary compensation table.

(2)
Represents the total grant date fair value of restricted stock awards, LTIP unit awards, PSU awards, and performance LTIP awards made in the fiscal year indicated (with respect to prior year performance), computed in accordance with FASB ASC Topic 718 without regard to the effects of forfeiture. See Notes 2, 14, and 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 (filed with the SEC on March 8, 2019) for a discussion of the assumptions used in the valuation of stock-based awards. These grants are subject to the service-based and performance-based vesting conditions discussed above under "—2019 Equity Grant Decisions for 2018 Performance." With respect to the PSUs and performance LTIPs, the amount reflected in the Summary Compensation Table assumes that the required performance goals will be achieved at target levels. The following table provides the grant date fair values of the performance LTIPs and the PSUs, issued to the named executive officers in 2018, assuming maximum performance is achieved. The grant date fair value of the performance LTIPs and PSUs assuming target performance is one-half of the amount shown in the table below.

Name	At Maximum
Richard J. Stockton	$1,990,138
David A. Brooks	1,042,463
J. Robison Hays, III	839,375
Jeremy Welter	839,375
Deric S. Eubanks	839,375
(3)
Mr. Brooks, our former Chief Transaction Officer, General Counsel and Secretary, passed away on March 29, 2018. As described below under "—Outstanding Equity Awards at Fiscal Year End Table," as a result of his death, all of Mr. Brooks' outstanding equity awards vested (including the awards granted in 2018).

  Outstanding Equity Awards at Fiscal Year End Table

        The following table sets forth information concerning outstanding equity awards for each of our named executive officers as of December 31, 2018:

Name	Number of Service-Based Equity Awards That Had Not Vested at December 31, 2018		Market Value of Service-Based Equity Awards That Had Not Vested at December 31, 2018(1)	Number of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2018		Market Value of Equity Incentive Plan Awards (PSUs and Performance LTIPs) That Were Unearned or Not Vested at December 31, 2018(1)
Richard J. Stockton	143,542	(2)	$1,281,830	—		—
	3,921	(3)	$35,015	—		—
	—		—	1,765	(4)	$15,758
	74,093	(5)	$661,650	—		—
	—		—	22,228	(6)	$198,495
David A. Brooks(7)	—		—	—		—
J. Robison Hays, III	15,082	(3)	$134,682	—		—
	—		—	6,787	(4)	$60,610
	31,250	(5)	$279,063	—		—
	—		—	9,375	(6)	$83,719
Jeremy Welter	15,082	(3)	$134,682	—		—
	—		—	6,787	(4)	$60,610
	31,250	(5)	$279,063	—		—
	—		—	9,375	(6)	$83,719
Deric Eubanks	15,082	(3)	$134,682	—		—
	—		—	6,787	(4)	$60,610
	31,250	(5)	$279,063	—		—
	—		—	9,375	(6)	$83,719

(1)
Market value of unvested time-based and performance-based awards is based on the closing share price of our common stock on the NYSE on December 31, 2018 of $8.93.

(2)
These shares of restricted stock were granted on November 2, 2016 with an initial vesting term of five years. One-fifth of the awards initially granted vested on November 2, 2017; one-fifth vested on November 2, 2018; one-fifth will vest on November 2, 2019; one-fifth will vest on November 2, 2020; and the remaining one-fifth will vest on November 2, 2021.

(3)
These restricted shares or LTIPs were granted on April 27, 2017 with an initial vesting term of three years. One-third of the awards initially granted vested on April 27, 2018; one-third will vest on April 27, 2019; and the remaining one-third will vest on April 27, 2020.

(4)
These PSU awards or Performance LTIPs were granted on April 27, 2017 and, assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2019. Amount reflects the threshold payout level, which is 30% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

(5)
These restricted shares or LTIPs were granted on March 14, 2018 with an initial vesting term of three years. One-third of the awards initially granted vested on March 14, 2019; one-third will vest on March 14, 2020; and the remaining one-third will vest on March 14, 2021.

(6)
These PSU awards or Performance LTIPs were granted on March 14, 2018 and, assuming continued service and achievement of the specified performance-based vesting criteria, the awards will vest on December 31, 2020. Amount reflects the threshold payout level, which is 30% of the target level; however, the actual number of PSUs or Performance LTIPs that will vest could range from 0% to 200% of the target number.

(7)
Mr. Brooks, our former Chief Transaction Officer, General Counsel and Secretary, passed away on March 29, 2018, on which date all of his outstanding equity awards immediately vested in accordance with their terms.

  Potential Payments Upon Termination of Employment or Change of Control

        We are not a party to any employment agreements with our executive officers. As a result, all payments we would need to make to any named executive officer upon termination of employment or following a change of control are pursuant to awards granted under our equity incentive plan.

        Our equity incentive plan provides that equity awards (other than performance awards) generally will fully vest upon: (i) the death or disability of the named executive officer; (ii) the termination or removal of the named executive officer as an employee or consultant of the Company or an affiliate without "cause" (as defined therein) or by the named executive officer for "good reason" (as defined therein); or (iii) the termination, removal, or resignation of the named executive officer as an employee or consultant of the Company or an affiliate for any reason within one year from the effective date of a change in control of the Company; provided however, if a change of control occurs and the executive officer's employment is terminated by the executive officer without "good reason," only unvested restricted equity securities awarded prior to September 13, 2017, will become fully vested and the unvested restricted equity securities awarded on or after September 13, 2017, will be forfeited.

        The PSUs and performance LTIPs granted to the named executive officers will be eligible for accelerated vesting upon: (i) the termination or removal of the named executive officer as an employee of the Company by the Company without "cause" (including a termination of the advisory agreement with our advisor) or by the named executive officer for "good reason"; (ii) the death or disability of the named executive officer; (iii) a change of control of the Company; (iv) a change of control of our advisor, if such change in control results in the vesting of the award under the terms of any employment agreement that the named executive officer has with our advisor; and (v) an involuntary termination of employment or the nonrenewal of the employment agreement to the extent such event causes vesting of the award under the employment agreement the named executive officer has with our advisor. (Our advisor is an affiliate under our equity incentive plan.) The number of PSUs or performance LTIPs that vests is generally calculated based on performance at the greater of target or actual performance (based on a truncated performance period), except that in the case of clauses (iii) and (iv), the number is based solely on actual performance (based on a truncated performance period).

        For the purposes of the plan, the following definitions apply:

        "Cause" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, "cause" generally means the named executive officer's:

  (i)
  conviction of, or entry of a plea of guilty or nolo contendere to, a felony (exclusive of a conviction, plea of guilty, or plea of nolo contendere arising under a statutory provision imposing criminal liability on a per se basis due to any offices held by the named executive officer pursuant to the employment agreement, so long as any act or omission of the named executive officer with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of our advisor's board of directors);

  (ii)
  willful breach of duty of loyalty which is materially detrimental to our advisor or any entity that it advises, which is not cured within 30 days following written notice thereof;

  (iii)
  willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the lawful directives of our advisor, which is not cured within 30 days following written notice thereof;

  (iv)
  gross negligence or willful misconduct in the performance of duties which is not cured within 30 days following written notice thereof;

  (v)
  willful commission of an act of dishonesty resulting in material economic or financial injury to our advisor or any entity that it advises, or willful commission of fraud; or

  (vi)
  chronic absence from work for reasons other than illness which is not cured within 30 days following written notice thereof.

        A "change of control" of the Company is deemed to have occurred when:

  (i)
  any person other than (A) the Company or any of its subsidiaries, (B) any employee benefit plan of the Company or any of its subsidiaries, (C) Remington or an affiliate, (D) a Company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, or (E) an underwriter temporarily holding securities pursuant to an offering of such securities, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the shares of voting stock of the Company then outstanding;

  (ii)
  the consummation of any merger, organization, business combination, or consolidation of the Company or one of its subsidiaries with or into any other company, other than a merger, reorganization, business combination, or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination, or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

  (iii)
  the consummation of a sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets, or the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

  (iv)
  individuals who, as of the effective date of the 2013 Equity Incentive Plan, constituted our Board cease for any reason to constitute at least a majority of our Board; provided, however, that any individual becoming a director subsequent to the effective date whose election by our Board was approved by a vote of at least a majority of the directors then comprising the Board is considered as though such individual were a member of the initial Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than our Board.

        "Good reason" has, with respect to a named executive officer, the same definition as in any employment agreement that such named executive officer has with the Company, Ashford Inc., or any of their respective affiliates. In the employment agreements that our named executive officers have with our advisor, "good reason" generally means:

  (i)
  the assignment to the named executive officer of any duties, responsibilities, or reporting requirements inconsistent with his or her position, or any material diminishment of the named executive officer's duties, responsibilities, or status;

  (ii)
  a reduction by our advisor in the named executive officer's base salary or target bonus;

  (iii)
  the requirement that the principal place of business at which the named executive officer performs his or her duties be changed to a location outside the greater Dallas metropolitan area; or

  (iv)
  any material breach by the advisor of the employment agreement.

        On April 30, 2019, Ashford Inc. entered into an Amended and Restated Employment Agreement with Mr. Stockton. The terms of the Amended and Restated Employment Agreement are substantially identical to the employment agreement that was previously in effect between Mr. Stockton and Ashford Inc., except that (i) Mr. Stockton's base salary and annual target bonus (both payable by Ashford Inc.) were updated to current levels, (ii) conforming changes to the definitions of "cause" and "good reason" were made to align with the definitions applicable to our other named executive officers, as described above, and (iii) the severance payable by Ashford Inc. in connection with certain terminations of Mr. Stockton's employment was increased. These changes did not affect the economic terms regarding the acceleration of equity awards granted by the Company upon certain terminations of Mr. Stockton's employment, as described above. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, which is included as Exhibit 10.28 to our Annual Report on Form 10-K/A filed April 30, 2019 and is incorporated by reference.

 PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS OUR INDEPENDENT AUDITORS

        We are asking our stockholders to ratify our Audit Committee's appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. BDO USA, LLP has audited our financial statements as of and for the years ended December 31, 2018, 2017 and 2016. Stockholder ratification of the selection of BDO USA, LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of BDO USA, LLP to our stockholders for ratification as a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

        Our Audit Committee is responsible for appointing, retaining, setting the compensation of, and overseeing the work of our independent registered public accounting firm. Our Audit Committee pre-approves all audit and non-audit services provided to us by our independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its chair when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee approved all fees paid to BDO USA, LLP since their appointment with no reliance placed on the de minimis exception established by the SEC for approving such services.

Audit Committee Report

        The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of our Company's consolidated financial statements, our Company's compliance with legal and regulatory requirements, the adequacy of our internal control over financial reporting, our Company's independent registered public accounting firm's qualifications and independence, the performance of our Company's internal audit function and independent registered public accounting firm, and risk assessment and risk management in certain areas. The Audit Committee manages our Company's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from Braemar for such advice and assistance.

        Our Company's management is primarily responsible for our Company's internal control and financial reporting process. Our Company's independent registered public accounting firm, BDO USA, LLP, is responsible for performing an independent audit of our consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with United States generally accepted accounting principles. The Audit Committee monitors Braemar's financial reporting process and reports to the Board on its findings.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018 with our Company's management.

  2.
  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (the "PCAOB").

  3.
  The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2018 be included in Braemar's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the SEC.

        The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
Curtis B. McWilliams, Chair Kenneth H. Fearn Abteen Vaziri

Auditor Fees

        Services provided by BDO USA, LLP included the audits of the annual consolidated financial statements of the Company and our subsidiaries. Services also included the review of unaudited quarterly consolidated financial information in accordance with PCAOB standards; review and consultation regarding filings with the SEC and the Internal Revenue Service; and consultation on financial and tax accounting and reporting matters. During the years ended December 31, 2018 and 2017, aggregate fees incurred related to our principal accountants BDO USA, LLP consisted of the following:

	Year Ended December 31, 2018	Year Ended December 31, 2017
Audit Fees	$743,125	$887,066
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	137,039	—

Total	$880,164	$887,066

        "Audit Fees" include fees and related expenses for professional services rendered in connection with audits of our annual financial statements and the financial statements of certain of our subsidiaries, reviews of our unaudited quarterly financial information and reviews and consultation regarding financial accounting and reporting matters. This category also includes fees for services that generally only the auditor reasonably can provide, such as statutory audits, comfort letters, consents and assistance with review of our filings with the SEC.

        "Audit-Related Fees" include fees and related expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not Audit Fees.

        "Tax Fees" include fees and related expenses billed for tax compliance services and federal and state tax advice and planning.

        "All Other Fees" include fees and related expenses for products and services that are not Audit Fees, Audit-Related Fees or Tax Fees.

        Representatives of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The Board unanimously recommends a vote FOR approval of Proposal Number Two, the ratification of the appointment of BDO USA, LLP as our independent auditors for the fiscal year ending December 31, 2019.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth information as of June 3, 2019 regarding the ownership of our equity securities by (i) each person known to us who beneficially owns, directly or indirectly, more than five percent of our outstanding shares of voting stock, (ii) each of our directors and named executive officers and (iii) all of our directors and executive officers as a group. In accordance with SEC rules, each listed person's beneficial ownership includes: (i) all shares the person owns beneficially; (ii) all shares over which the person has or shares voting or dispositive control (such as in the capacity of a general partner of an investment fund); and (iii) all shares the person has the right to acquire within 60 days. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all shares of our voting stock shown to be beneficially owned by such person or entity. As of June 3, 2019, we had an aggregate of 32,883,068 shares of voting stock outstanding, consisting of 32,883,068 shares of our common stock. Except as indicated in the footnotes to the table below, the address of each person listed below is the address of our principal executive office, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

Security Ownership of Management and Directors

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Monty J. Bennett	1,974,677	(3)	5.7%
Richard J. Stockton	361,111		1.1%
J. Robison Hays, III	129,006		*
Jeremy J. Welter	194,405		*
Deric S. Eubanks	138,296		*
Stefani D. Carter	18,500		*
Kenneth H. Fearn	12,100		*
Curtis B. McWilliams	27,181		*
Matthew D. Rinaldi	22,500		*
Abteen Vaziri	4,633		*

All directors and executive officers as a group (12 persons)	3,109,471		8.9%

*
Denotes less than 1.0%

(1)
Ownership includes common units of Braemar OP issued in connection with our spin-off from Ashford Trust in November 2013. Beginning one year from the issuance date, such common units issued are redeemable by the holder for cash or, at our option, shares of our common stock on a one-for-one basis. Assumes that all common units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable). The number includes LTIP units in our operating partnership that have achieved economic parity with the common units as of March 8, 2019 but excludes any LTIP units (including performance LTIPs) issued subsequent to March 8, 2019 or that have not yet achieved economic parity or PSUs, LTIP units or performance LTIPs that have not yet vested. All LTIP units that have achieved economic parity with the common units are, subject to certain time-based and/or performance-based vesting requirements, convertible into common units, which may be redeemed for either cash or, at our sole discretion, up to one share of our common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
In computing the percentage ownership of a person or group, we have assumed that the common units of Braemar OP held by that person or the persons in the group have been redeemed for shares of our common stock and the LTIP units held by that person or the persons in the group that have achieved economic parity with the common units are redeemed for common stock and that those shares are outstanding but that no common units or LTIP units held by other persons are redeemed for shares of our common stock.

(3)
Includes 246,954 common units held directly by Ashford Financial Corporation, 50% of which is owned by Mr. Monty J. Bennett. Mr. Monty J. Bennett disclaims beneficial ownership in excess of his pecuniary interest in such common units.

Security Ownership of Certain Beneficial Owners

        The following table sets forth information as of June 3, 2019 regarding the ownership of our equity securities by the persons known to Braemar to be the beneficial owners of five percent or more of our common stock (our only voting securities), by virtue of the filing of a Schedule 13D or Schedule 13G with the SEC. To our knowledge, other than as set forth in the table below, there are no persons owning more than five percent of any class of Braemar's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
FMR LLC	3,522,956	(2)	10.7%
The Vanguard Group	3,332,339	(3)	10.1%
BlackRock, Inc.	2,373,342	(4)	7.2%
Al Shams Investments Limited	1,640,000	(5)	5.0%

(1)
As of June 3, 2019, there were outstanding and entitled to vote 32,883,068 shares of common stock. Ownership does not include shares of our Series C Preferred Stock, none of which have been issued. The Company has no immediate plans to issue any Series C Preferred Stock.

(2)
Based on information provided by FMR LLC in an amendment to Schedule 13G filed with the SEC on February 13, 2019. Per such Schedule 13G/A, FMR LLC has sole voting power over 1,623,501 of such shares and sole dispositive power over all of such shares. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(3)
Based on information provided by The Vanguard Group, Inc. in an amendment to Schedule 13G filed with the SEC on February 11, 2019. Per such Schedule 13G/A, The Vanguard Group, Inc. has sole voting power over 31,974 of such shares and shared voting power over 4,345 of such shares, has sole dispositive power of 3,301,679 of such shares and shared dispositive power of 30,660 of such shares. Includes 26,315 shares of common stock held by Vanguard Fiduciary Trust Company and 10,004 shares of common stock held by Vanguard Investments Australia, Ltd. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
Based on information provided by Blackrock, Inc. in an amendment to Schedule 13G filed with the SEC on February 4, 2019. Per such Schedule 13G, Blackrock, Inc. has sole voting power over 2,284,147 of such shares and sole dispositive power over all such shares. The principal business address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)
Based on information provided by Al Shams Investments Limited in a Schedule 13G filed with the SEC on March 19, 2019. Per such Schedule 13G, Al Shams Investments Limited has shared voting power over all of such shares and shared dispositive power of all of such shares. The principal business address of Al Shams Investments Limited is 5B Waterloo Lane, Pembroke HM 08 Bermuda.

Section 16(a) Beneficial Ownership Reporting Compliance

        To our knowledge, based solely on review of the copies of Forms 3, 4 and 5 furnished to us and the written representations of our directors, officers (as defined in Rule 16a-1 under the Exchange Act, "Section 16 Officers") and beneficial owners of more than ten percent of outstanding common stock of the Company that no other reports were required, and during the year ended December 31, 2018, all of our directors, Section 16 Officers and beneficial owners of more than ten percent of our common stock were in compliance with the Section 16(a) filing requirements; except that except that one report, covering one transaction, was filed late by Mr. Richard Stockton.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        This section of the proxy statement describes certain relationships and related person transactions we have that could give rise to conflicts of interest. A "related transaction" is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, since the beginning of our last fiscal year or currently proposed, in which: (i) our Company was or is to be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related person had or will have a direct or indirect material interest.

        A "related person" means: (i) any director, director nominee or executive officer of the Company, (ii) any person known to the Company to be the beneficial owner of more than 5% of its outstanding voting stock at the time of the transaction, (iii) any immediate family member of either of the foregoing or (iv) a firm, corporation or other entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has at least a 10% equity interest.

Conflict of Interest Policies

        We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and approved only by independent Board members.

        Because we could be subject to various conflicts of interest arising from our relationships with our advisor, Ashford Trust, Remington Lodging, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws require that, at all times, a majority of our Board of Directors be independent directors, and our corporate governance guidelines require that two-thirds of our Board of Directors be independent directors at all times that we do not have an independent chairman.

        Our corporate governance guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Ashford Trust or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) Remington Lodging, any of its subsidiaries, or any other entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.

        Additionally, our Board has adopted our code of business conduct and ethics, which includes a policy for review of any transactions in which an individual's private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the code of business conduct and ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.

        Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Ashford Trust or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions.

        Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

Our Relationship and Agreements with Ashford Inc. and its Subsidiaries

        We are advised by Ashford Inc. and its subsidiary, Ashford LLC. Pursuant to the advisory agreement, Ashford Inc. and Ashford LLC serve as our advisor and are responsible for implementing our investment strategies and decisions and managing our day-to-day operations, in each case subject to the supervision and oversight of our Board of Directors. Ashford Inc. and Ashford LLC may also perform similar services for new or existing platforms created by us, Ashford Inc. or Ashford Trust.

        We currently own approximately 7.9% of the outstanding stock of Ashford Inc. Our Chairman, Mr. Monty J. Bennett, also serves as Chairman and Chief Executive Officer of Ashford Inc. As of June 3, 2019, Mr. Monty J. Bennett may be deemed to beneficially own approximately 995,798 shares of Ashford Inc.'s common stock (consisting of common stock, vested options to purchase common stock, and common units in Ashford Inc.'s operating company which are redeemable for cash or, at the option of Ashford Inc., for shares of Ashford Inc.'s common stock on a one-for-one basis, and inclusive of approximately 678,572 shares of Ashford Inc.'s common stock issuable in the aggregate upon conversion of 3,800,000 shares of Ashford Inc.'s Series B Cumulative Convertible Preferred Stock (the "Series B Convertible Preferred Stock") beneficially owned by Mr. Monty J. Bennett as of such date, each of which shares of Series B Convertible Preferred Stock is convertible into shares of Ashford Inc. common stock at a conversion ratio equal to the liquidation price of a share of Series B Convertible Preferred Stock (which is $25) divided by $140). In accordance with SEC rules, Mr. Monty J. Bennett may be deemed to beneficially own approximately 30.7% of Ashford Inc.'s common stock.

        As of June 3, 2019, Mr. Monty J. Bennett's father, Mr. Archie Bennett, Jr., is deemed to beneficially own approximately 806,782 shares of Ashford Inc.'s common stock (consisting of common stock and common units in Ashford Inc.'s operating company redeemable for cash or, at the option of Ashford Inc., into shares of Ashford Inc.'s common stock on a one-for-one basis, inclusive of approximately 714,286 shares of Ashford Inc.'s common stock issuable in the aggregate upon conversion of 4,000,000 shares of Ashford Inc.'s Series B Convertible Preferred Stock beneficially owned by Mr. Archie Bennett, Jr. as of such date). In accordance with SEC rules, Mr. Archie Bennett, Jr. may be deemed to beneficially own approximately 25.3% of Ashford Inc.'s common stock.

        All of our executive officers are executive officers of Ashford Inc. (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Inc.), and we have one common director with Ashford Inc., Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Inc. As of June 3, 2019, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett, who is our Chairman, and Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett's father, each of whose beneficial ownership in Ashford Inc. is disclosed above) collectively may be deemed to beneficially own 158,102 shares of Ashford Inc.'s common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members (other than Mr. Monty J. Bennett and Mr. Archie Bennett, Jr.) may be deemed to beneficially own approximately 6.4% of Ashford Inc.'s common stock.

        The fees due to Ashford Inc. and its subsidiaries pursuant to the agreements described below are paid by us to Ashford Inc. or its subsidiaries, and Mr. Monty J. Bennett, Mr. Archie Bennett, Jr., our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Inc., from the payment by us of such fees to Ashford Inc. or its subsidiaries.

        Our Board of Directors has the authority to make annual equity awards to Ashford Inc. or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. For the year ended December 31, 2018, we awarded equity grants of our common stock, LTIP units, performance stock units, and performance LTIPs to Ashford Inc.'s executive officers valued at approximately $7.0 million and equity grants of our common stock or LTIP units to Ashford Inc.'s non-executive employees valued at approximately $489,000. In February 2019, we awarded equity grants of our common stock, LTIP units, performance stock units, and performance LTIPs to Ashford Inc.'s executive officers valued at approximately $8.3 million and equity grants of our common stock or LTIP units to Ashford Inc.'s non-executive employees valued at approximately $666,000.

  Advisory Agreement

        Our advisory agreement with Ashford Inc. has an initial ten-year term, which expires on January 24, 2027. The advisory agreement is automatically renewed for successive ten-year terms after its expiration unless terminated either by us or Ashford Inc. Ashford Inc. is entitled to receive from us, on a monthly basis, a base fee, in an amount equal to 1/12th of (i) 0.70% or less of our total market capitalization plus (ii) a net asset fee adjustment (as described below), subject to a minimum monthly fee. The net asset fee adjustment is an amount equal to (i) the product of the Sold Non-ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of real property (other than any hotel assets purchased pursuant to the enhanced return funding program described below) sold or disposed of after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 0.70% plus (ii) the product of the Sold ERFP Asset Amount (as more particularly defined in the advisory agreement, but generally equal to the net sales prices of hotel assets purchased pursuant to the enhanced return funding program described below and then sold or disposed of by us after the date of the Enhanced Return Funding Program Agreement, commencing with and including the first such sale) and 1.07%. As a result of these provisions, in the event that we dispose of hotel properties in the future, we will continue to pay advisory fees to Ashford Inc. in respect of hotel properties that we have sold. Ashford Inc. may also be entitled to receive an incentive fee from us based on our performance, as measured by our total annual stockholder return compared to a defined peer group. For the year ended December 31, 2018, we paid to Ashford Inc. a base fee of $9.4 million. In January 2018, we paid Ashford Inc. a one-third installment (approximately $1.3 million) of the incentive fee incurred (approximately $3.8 million) with respect to its services in 2015. In January 2019, we paid Ashford Inc. a one-third installment (approximately $678,000) of the incentive fee incurred (approximately $2 million) with respect to its services in 2018.

        In addition, Ashford Inc. is entitled to receive directly or be reimbursed, on a monthly basis, for all expenses paid or incurred by Ashford Inc. or its affiliates on our behalf or in connection with the services provided by Ashford Inc. pursuant to the advisory agreement, which includes our pro rata share of Ashford Inc.'s office overhead and administrative expenses incurred in providing its duties under the advisory agreement. For the year ended December 31, 2018, we reimbursed Ashford Inc. for expenses paid or incurred on our behalf totaling approximately $2.1 million.

        If either Ashford Inc. or Ashford LLC performs services for us outside the scope of the advisory agreement, we are obligated to separately pay for such additional services. Ashford Inc. and Ashford LLC are also entitled to receive a termination fee from us under certain circumstances upon the termination of the advisory agreement, and upon certain events that result in a change of control of us, to escrow funds that belong to us to secure our obligation to pay the termination fee. In the event the termination fee is payable under our advisory agreement, we will be required to pay Ashford Inc. or its subsidiaries a termination fee equal to the greater of:

  •
  (i) 12 multiplied by (ii) the sum of (A) Ashford Inc.'s net earnings for the 12-month period ending on the last day of the fiscal quarter preceding the termination date of our advisory agreement ("LTM Period") and (B) to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement;

  •
  (i) the quotient of (A) Ashford Inc.'s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.'s Adjusted EBITDA (as defined in Ashford Inc.'s Form 10-Q and Form 10-K filed with the SEC following the end of each fiscal quarter or fiscal year, as applicable) for the LTM Period, multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement; and

  •
  the simple average, for the three years preceding the fiscal year in which the termination fee is due, of (i) the quotient of (A) Ashford Inc.'s total market capitalization on the trading day immediately preceding the date of payment of the termination fee, divided by (B) Ashford Inc.'s Adjusted EBITDA for the LTM Period multiplied by (ii) net earnings for the LTM Period plus, to the extent not included in net earnings, any incentive fees under the advisory agreement that have accrued or are accelerated but have not yet been paid at the time of termination of the advisory agreement.

        Additionally, pursuant to our charter, we are required to nominate persons designated by Ashford LLC as candidates for election as directors at any stockholders meeting at which directors are to be elected, such that Ashford LLC's designees constitute as nearly as possible 29% of our Board of Directors, in all cases rounding to the next larger whole number, for so long as the advisory agreement is in effect.

  Enhanced Return Funding Program Agreement

        On January 15, 2019, we entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Fifth Amended and Restated Advisory Agreement with our advisor. The independent members of our Board and the independent directors of the board of directors of Ashford Inc., with the assistance of separate and independent legal counsel, engaged to negotiate the Enhanced Return Funding Program Agreement on our behalf and Ashford Inc.'s behalf, respectively. Under the Enhanced Return Funding Program Agreement, Ashford Inc. agreed to provide $50 million to us in connection with our acquisition of hotels recommended by Ashford Inc., with the option to increase the funding commitment to up to $100 million upon mutual agreement by the parties. Ashford Inc. is obligated to provide us 10% of the acquired hotel's purchase price in exchange for furniture, fixtures and equipment ("FF&E"), which is subsequently leased to us rent-free. In connection with our acquisition of the Ritz-Carlton, Lake Tahoe in January 2019, and subject to the terms of the Enhanced Return Funding Program Agreement, Ashford Inc. is obligated to provide us with approximately $10.3 million in exchange for FF&E at our properties.

  Project Management Agreement

        In connection with Ashford Inc.'s August 8, 2018 acquisition of Remington Lodging's project management business, we entered into a project management agreement with Ashford Inc.'s indirect subsidiary, Premier, pursuant to which Premier provides project management services to our hotels, including construction management, interior design, architectural services, and the purchasing, freight management, and supervision of installation of FF&E and related services. From and after August 8, 2018, pursuant to the project management agreement, we paid Premier: (a) project management fees of up to 4% of project costs; and (b) market service fees at current market rates with respect to construction management, interior design, FF&E purchasing, FF&E expediting/freight management, FF&E warehousing, and FF&E installation and supervision. The amount of project management and market service fees we paid to Premier from August 8, 2018 to December 31, 2018 was approximately $3.5 million. In January 2019, we and Premier agreed that payment for the following services, which were previously paid at current market rates, would be set as follows: (i) architectural (6.5% of total construction costs); (ii) construction management for projects without a general contractor (10% of total construction costs); (iii) interior design (6% of the purchase price of the FF&E designed or selected by Premier); and (iv) FF&E purchasing (8% of the purchase price of FF&E purchased by Premier; provided that if the purchase price exceeds $2.0 million for a single hotel in a calendar year, then the purchasing fee is reduced to 6% of the FF&E purchase price in excess of $2.0 million for such hotel in such calendar year).

  Project Management Mutual Exclusivity Agreement

        Also, in connection with Ashford Inc.'s August 8, 2018 acquisition of Remington Lodging's project management business, we and our operating partnership entered into a mutual exclusivity agreement with Premier, pursuant to which we have agreed to hire Premier or its affiliates for the development and construction, capital improvement, refurbishment, and/or project management or other services in connection with any acquisition or investment by us in a hotel, unless our independent directors either: (i) unanimously vote not to engage Premier; or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Premier because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Premier or that another manager or developer could perform the duties materially better. Pursuant to the mutual exclusivity agreement, we have a first right of refusal to purchase lodging investments identified by Premier and any of its affiliates that meet our investment criteria.

  Agreement for Ashford Inc. to Acquire Remington

        On May 31, 2019, Ashford Inc. signed a definitive agreement to acquire, directly or indirectly, all of the general partnership interests and limited partnership interests in Remington. The transaction is expected to close in the fourth quarter of 2019 and is subject to approval by Ashford Inc.'s stockholders, the receipt of an acceptable Private Letter Ruling from the Internal Revenue Service and customary closing conditions. In the event the transaction closes, (i) the amended and restated property management agreement and the amended and restated mutual exclusivity agreement described below under "—Our Relationship and Agreements with Remington" will not be terminated and will continue pursuant to their terms between the Braemar parties and the Remington parties thereto and (ii) Remington and Remington Lodging will be subsidiaries of Ashford Inc.

  Advisor Interest in Certain Entities

        The table below sets forth the entities in which Ashford Inc. had an interest as of December 31, 2018 with which we or our hotel properties contracted for products and services, the approximate amounts paid by us for those services, Ashford Inc.'s interests in such entities (excluding the impact of the 0.2% minority interest in Ashford Hospitality Holdings LLC, a subsidiary of Ashford Inc., not held by Ashford Inc.), and the number of board seats Ashford Inc. has on such companies' boards, such board seats being filled by directors or officers of us and/or Ashford Inc.

Company Name	Product or Service	Amounts Paid by us for Product or Service in 2018	Ashford Inc. Interest	Ashford Inc. Board Seats/Board Seats Available
OpenKey(1)	Mobile key app	$33,000	45.6%	1/3
Pure Wellness(2)	Hypoallergenic premium rooms	$265,000	70.0%	2/3
Lismore Capital(3)	Debt placement services	$999,000	100.0%	N/A
RED Leisure	Watersports activities and travel/transportation services	$720,000	80.0%	2/3
Ashford LLC	Insurance claims services	$137,000	100.0%	N/A
Premier(4)	Project management services	$3,958,000	100.0%	N/A

(1)
As of December 31, 2018, Ashford Trust held a 16.3% noncontrolling interest in OpenKey, Inc. ("OpenKey"), and the Company held an 8.2% noncontrolling interest in OpenKey. Ashford Inc., Ashford Trust, and the Company invested $1.3 million, $667,000 and $2.0 million, respectively, in OpenKey during the year ended December 31, 2018. On February 6, 2019, Ashford Inc., Ashford Trust, and the Company invested an additional $845,000, $299,000 and $156,000, respectively, in OpenKey, resulting in ownership of 46.6%, 16.6%, and 8.4%, respectively, after the investments. In addition, Mr. Welter, our Chief Operating Officer, has been issued 75,000 options outstanding pursuant to OpenKey's 2015 stock plan, equating to an approximate 0.5% ownership in OpenKey. Pursuant to the Voting Agreement, dated as of March 8, 2016, Ashford Lending Corporation or its affiliates may designate one member of the board of directors of OpenKey, and the holders of a majority of OpenKey's Voting Series A Preferred Stock not held by any affiliate of Ashford Inc. may appoint an additional director.

(2)
On April 6, 2017, a subsidiary of Ashford Inc. acquired substantially all of the assets and certain liabilities of PRE Opco, LLC, a New York limited liability company that provides hypoallergenic premium room services to hotels and other venues, including hotels owned by us and our affiliates.

(3)
On June 13, 2017, Lismore Capital LLC, a wholly-owned subsidiary of our advisor, was formed in order to offer debt placement services to us, our affiliates and third parties.

(4)
On August 8, 2018, Ashford Inc. completed the acquisition of Premier, the project management business formerly conducted by certain affiliates of Remington Lodging, for a total transaction value of $203 million. The purchase price was paid by issuing 8,120,000 shares of Ashford Inc.'s Series B Convertible Preferred Stock to the sellers of Premier, primarily MJB Investments, LP (which is wholly-owned by Mr. Monty J. Bennett, our Chairman and the Chief Executive Officer and Chairman of Ashford Inc.), and his father Mr. Archie Bennett, Jr. Each share of Series B Convertible Preferred Stock is convertible at any time and from time to time, in full or partially, into Ashford Inc.'s common stock at a conversion ratio equal to the liquidation preference of a share of Series B Convertible Preferred Stock (which is $25), divided by $140. As a result, the 8,120,000 shares of Series B Convertible Preferred Stock are convertible into an aggregate of 1,450,000 shares of common stock.

Our Relationship and Agreements with Remington

        Mr. Monty J. Bennett, Chairman of the Board of Directors, is also the Chief Executive Officer of Remington Lodging and, together with his father Mr. Archie Bennett, Jr., beneficially owns 100% of Remington, which wholly owns Remington Lodging. Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. will benefit, as the owners of Remington Lodging, to the extent we make payments or give other benefits to Remington Lodging or its subsidiaries pursuant to the arrangements described below.

        Our Board of Directors has the authority to make annual equity awards to Remington Lodging or directly to its employees, officers, consultants and non-employee directors, based on our achievement of certain financial and other hurdles established by our Board of Directors. For the year ended December 31, 2018, we awarded equity grants of our common stock or LTIP units to Remington Lodging's non-executive employees valued at approximately $213,000. In February 2019, we awarded equity grants of our common stock or LTIP units to Remington Lodging's non-executive employees valued at approximately $165,000.

  Property Management Agreement

        Our operating partnership previously entered into a master management agreement with Remington Lodging, pursuant to which Remington Lodging provided us with property management services and project management services with respect to hotels owned or leased by us. In connection with Ashford Inc.'s August 8, 2018 acquisition of Remington's project management business, our operating partnership and Remington Lodging entered into an amended and restated property management agreement with respect to property management. Under our amended and restated property management agreement with Remington Lodging, Remington Lodging operates and manages a number of our hotels. The fees due to Remington Lodging under the management agreement include property management fees and other fees. The amount of management fees for the properties managed by Remington for the year ended December 31, 2018 was approximately $1.8 million. The amount of project management fees with respect to the properties project-managed by Remington for the period from January 1, 2018 to August 7, 2018, when Remington sold its project management business to Ashford Inc., was $3.3 million.

  Property Management Mutual Exclusivity Agreement

        Further, we and our operating partnership have an amended and restated mutual exclusivity agreement with Remington Lodging and our Chairman, Mr. Monty J. Bennett, and his father, Mr. Archie Bennett, Jr., pursuant to which we have a first right of refusal to purchase lodging investments identified by Remington Lodging that do not meet the investment criteria of Ashford Trust. We also agreed to hire Remington Lodging or its affiliates for the management of any hotel which is part of an investment we elect to pursue, unless our independent directors either (i) unanimously vote not to engage Remington Lodging, or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington Lodging because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Lodging or that another manager or developer could perform the duties materially better.

  Agreement for Ashford Inc. to Acquire Remington

        On May 31, 2019, Ashford Inc. signed a definitive agreement to acquire, directly or indirectly, all of the general partnership interests and limited partnership interests in Remington. The transaction is expected to close in the fourth quarter of 2019 and is subject to approval by Ashford Inc.'s stockholders, the receipt of an acceptable Private Letter Ruling from the Internal Revenue Service and customary closing conditions. In the event the transaction closes, (i) the amended and restated property management agreement and the amended and restated mutual exclusivity agreement described below under "—Our Relationship and Agreements with Remington" will not be terminated and will continue pursuant to their terms between the Braemar parties and the Remington parties thereto and (ii) Remington and Remington Lodging will be subsidiaries of Ashford Inc.

Our Relationship and Agreements with Ashford Trust

        We were spun off from Ashford Trust in November 2013 and, until July 2015, Ashford Trust's operating subsidiary owned approximately 15% of the outstanding common units of our operating partnership, which were redeemable for shares of our common stock on a 1-for-1 basis. In July 2015, Ashford Trust's operating subsidiary completed a distribution of these common units to its limited partners, including Ashford Trust. Ashford Trust sought to redeem the common units and receive shares of our common stock, and completed a pro rata, taxable dividend of our common stock to its shareholders. Following this transaction, Ashford Trust no longer owns any of our securities.

        All of our executive officers are executive officers of Ashford Trust (with the exception of our President and Chief Executive Officer, Mr. Richard J. Stockton, who is not an executive officer of Ashford Trust) and we have one common director with Ashford Trust, Mr. Monty J. Bennett, Chairman of our Board and Chairman of Ashford Trust. As of June 3, 2019, our directors and executive officers and their immediate family members (including Mr. Archie Bennett, Jr., who is Mr. Monty J. Bennett's father) collectively may be deemed to beneficially own 14,764,303 shares of Ashford Trust's common stock. In accordance with SEC rules, our directors and executive officers and their immediate family members may be deemed to beneficially own approximately 13.1% of Ashford Trust's common stock.

        Our directors and executive officers and their immediate family members will benefit, as stockholders of Ashford Trust, to the extent we make payments or give other benefits to Ashford Trust or its subsidiaries pursuant to the arrangements described below.

  Advisory Agreement

        Pursuant to the terms of our advisory agreement with Ashford Inc., we are obligated to indemnify and hold Ashford Trust harmless to the full extent lawful, from and against any and all losses, claims, damages or liabilities of any nature whatsoever with respect to or arising from any of Ashford Trust's acts or omissions (including ordinary negligence) in its capacity as our advisor for the period prior to the Ashford Inc. spin-off during which Ashford Trust served as advisor to us, except with respect to losses, claims, damages or liabilities with respect to or arising out of our gross negligence, bad faith or willful misconduct, or reckless disregard of our duties under the advisory agreement (for which Ashford Trust is obligated to indemnify us).

  Separation and Distribution Agreement

        Pursuant to the terms of the separation and distribution agreement governing our separation from Ashford Trust, we are obligated to indemnify Ashford Trust against losses arising from:

  •
  any of our liabilities, including the failure by us or our subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

  •
  any breach by us or our subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  Ashford Trust's continuing guaranty of: (i) any debt secured by any of the initial hotel properties conveyed to us in connection with the separation and distribution; or (ii) any management agreement or franchise matters related to any of such initial hotel properties;

        Ashford Trust has agreed to indemnify us and our subsidiaries against losses arising from:

  •
  any of its liabilities, including the failure by Ashford Trust or its subsidiaries to pay, perform or otherwise promptly discharge any of their liabilities in accordance with their respective terms;

  •
  any breach by Ashford Trust or its subsidiaries of any provision of the separation and distribution agreement or any ancillary agreement, subject to certain limitations; and

  •
  certain taxes of the entities that directly or indirectly, wholly or jointly, owned our initial hotel properties and the related taxable REIT subsidiaries for tax periods prior to the effective date of the separation and distribution.

  Right of First Offer Agreement

        Pursuant to a right of first offer agreement, we have a first right to acquire certain subject hotels, to the extent the board of directors of Ashford Trust determines to market and sell the hotel, subject to any prior rights of the managers of the hotel or other third parties and limitations associated with certain of Ashford Trust's hotels held in a joint venture. Likewise, we have agreed to give Ashford Trust a right of first offer with respect to any properties that we acquire in a portfolio transaction, to the extent our Board of Directors determines it is appropriate to market and sell such assets and we control the disposition, provided such assets satisfy Ashford Trust's investment guidelines. Any such right of first offer granted to Ashford Trust will be subject to certain prior rights, if any, granted to the managers of the related properties or other third parties.

OTHER PROPOSALS

        Stockholder proposals intended to be presented at our 2020 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no later than February 29, 2020. Such proposals also must comply with SEC regulations Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials. Proposals should be addressed to the attention of Investor Relations at 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

        Any proposal that a stockholder intends to present at the 2020 annual meeting of stockholders other than by inclusion in our proxy statement pursuant to Rule 14a-8 must be received by us no earlier than May 2, 2020 and no later than June 1, 2020. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations, copies of which are available without charge upon request to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254.

 GENERAL INFORMATION

Solicitation of Proxies

        The enclosed proxy is solicited by and on behalf of our Board. In addition to the solicitation of proxies by use of the mail, we expect that our directors, officers and employees of our advisor may solicit the return of proxies on behalf of our Board by personal interview, telephone, e-mail or facsimile. We will not pay additional compensation to our directors, officers or the employees of our advisor for their solicitation efforts, but we will reimburse them for any out-of-pocket expenses they incur in their solicitation efforts. We also intend to request persons holding shares of our common stock in their name or custody, or in the name of a nominee, to send proxy materials to their principals and request authority for the execution of the proxies, and we will reimburse such persons for their expense in doing so. We will bear the expense of soliciting proxies for the annual meeting of stockholders, including the cost of mailing.

        We have retained MacKenzie Partners, Inc. ("MacKenzie") to aid in the solicitation of proxies and to verify records relating to the solicitation. MacKenzie will receive a fee of $10,000, plus out-of-pocket expenses.

Electronic Availability of Proxy Materials

        Most stockholders can elect to view future proxy statements electronically instead of receiving paper copies in the mail. This will save us the cost of producing and mailing these documents.

        If you are a stockholder of record, you may choose electronic delivery by following the instructions provided when you vote over the Internet. If you hold our common stock through a broker, bank, trust or other holder of record, you will receive information from that entity regarding the availability of electronic delivery. If you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail message next year containing the Internet address to access our proxy statement. Your choice will remain in effect until you cancel your election. You do not have to elect Internet access each year.

Voting Securities

        The Company's common stock constitutes the outstanding voting stock of the Company. Each share of common stock entitles the holder to one vote. As of June 3, 2019, there were 32,883,068 shares of common stock outstanding and entitled to vote. Only record holders of shares of our common stock at the close of business on June 3, 2019 are entitled to notice of and to vote at the annual meeting of stockholders and any postponement or adjournment of the annual meeting.

Voting

        If you hold your shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares of common stock held in your name at the close of business on the record date for the Annual Meeting by signing, dating and mailing the proxy card in the postage-paid envelope provided. You may also vote your shares of our common stock in person at the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.

        If shares of our common stock you beneficially own are held on your behalf by a broker, bank or other nominee, you will receive instructions from the broker, bank or other nominee that you must follow to have those shares of our common stock voted at the Annual Meeting.

Counting of Votes

        A quorum will be present at the Annual Meeting if the stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter are present in person or by proxy. If you have returned valid proxy instructions or if you hold your shares of our common stock in your own name as a holder of record and attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum present at the Annual Meeting. If a quorum is not present, the Annual Meeting may be adjourned by the chair of the Annual Meeting until a quorum has been obtained.

        In an uncontested election, a nominee for director shall be elected if the votes cast for such nominee's election exceed the votes cast against such nominee's election (with abstentions and broker nonvotes not counted as a vote cast either for or against that director's election) (Proposal 1). Each share of our common stock entitled to vote at the Annual Meeting may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. Cumulative voting is not permitted.

        The affirmative vote of a majority of all of the votes cast at the annual meeting will be required to ratify the appointment of BDO USA, LLP as our independent auditors for the year ending December 31, 2019 (Proposal 2) and for any other matter that may properly come before the stockholders at the meeting.

        If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." The election of directors (Proposal 1) is a non-routine item under the rules of the NYSE, and shares may not be voted on this matter by brokers, banks or other nominees who have not received specific voting instructions from the beneficial owner of the shares. It is therefore important that you provide instructions to your broker so that your shares will be voted for purposes of Proposals 1. The ratification of the appointment of BDO USA, LLP as our independent auditors (Proposal 2) is a routine item, and as such, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

        Abstentions and broker non-votes will be included in determining whether a quorum is present at the annual meeting, as they are considered present and entitled to cast a vote on a matter at the meeting (even if, in the case of broker non-votes, they are only entitled to vote on Proposal 2). Abstentions and broker non-votes will not be considered "votes cast," will not be included in vote totals on Proposals 1 and will not affect the outcome of the votes on Proposals 1. Abstentions will not be considered "votes cast" and therefore will not be included in vote totals and will not affect the outcome of the vote for Proposal 2.

        If you sign and return your proxy card without giving specific voting instructions, your shares will be voted consistent with the Board's recommendations, i.e., "FOR" the election as directors of the Company all nominees named in this proxy statement and "FOR" the ratification of BDO USA, LLP as the Company's independent auditor for 2019.

Right to Revoke Proxy

        If you hold shares of our common stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

  •
  notify our Executive Vice President, General Counsel and Secretary in writing before your shares of our common stock have been voted at the Annual Meeting;

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  sign, date and mail a new proxy card to Broadridge Investor Financial Solutions, Inc.; or

  •
  attend the annual meeting of stockholders and vote your shares of voting stock in person.

        You must meet the same deadline when revoking your proxy as when granting your proxy. See the "—Voting" section of this proxy statement for more information.

        If shares of our common stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Multiple Stockholders Sharing the Same Address

        The SEC rules allow for the delivery of a single copy of an annual report and proxy statement to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request separate copies of our annual report and proxy statement to a stockholder at a shared address to which a single copy was delivered. Requests for additional copies of the proxy materials, and requests that in the future separate proxy materials be sent to stockholders who share an address, should be directed to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600. In addition, stockholders who share a single address but receive multiple copies of the proxy materials may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the previous sentence. Depending upon the practices of your broker, bank or other nominee, you may need to contact them directly to continue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee. If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares.

        If you wish to request extra copies free of charge of any annual report, proxy statement or information statement, please send your request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or call (972) 490-9600. You can also obtain copies from our web site at www.bhrreit.com.

Annual Report

        Stockholders may request a free copy of our 2018 Annual Report, which includes our Annual Report to Stockholders on Form 10-K for our fiscal year ended December 31, 2018, as amended, by writing to the Corporate Secretary, Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254. Alternatively, stockholders may access our 2018 Annual Report to Stockholders on our website at www.bhrreit.com. We will also furnish any exhibit to such Annual Report on Form 10-K if specifically requested.

Other Matters

        We know of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

About this Proxy Statement

        We are an emerging growth company as defined in the Exchange Act and, as such, we have taken advantage of the reduced disclosure requirements for proxy statements applicable to emerging growth companies. As a result, we have not included in this proxy statement certain information that would be included in the proxy statement of a company subject to the proxy rules of the SEC under the Exchange Act, but which is not an emerging growth company. For example, we do not include in this proxy statement a compensation discussion and analysis and certain compensation tables that are included in proxy statements of non-emerging growth companies.

 ADDITIONAL INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street N.E., Washington, D.C. 20549-1090. Our SEC filings are available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. We make available on our website at www.bhrreit.com, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, press releases, charters for the committees of our Board, our corporate governance guidelines, our code of business conduct and ethics, our code of ethics for the chief executive officer, chief financial officer and chief accounting officer and other Company information, including amendments to such documents as soon as reasonably practicable after such materials are electronically filed or furnished to the SEC or otherwise publicly released. Such information will also be furnished upon written request to Braemar Hotels & Resorts Inc., Attention: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

        The SEC allows us to "incorporate by reference" information into this proxy statement. That means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement, except to the extent that the information is superseded by information in this proxy statement.

        This proxy statement incorporates by reference the information contained in our Annual Report on Form 10-K for the year ended December 31, 2018, as amended. We also incorporate by reference the information contained in all other documents we file with the SEC after the date of this proxy statement and prior to the annual meeting of stockholders. The information contained in any of these documents will be considered part of this proxy statement from the date these documents are filed.

        Any statement contained in this proxy statement or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        You should rely only on the information contained in (or incorporated by reference into) this proxy statement to vote on each of the proposals submitted for stockholder vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in (or incorporated by reference into) this proxy statement. This proxy statement is dated June 28, 2019. You should not assume that the information contained in this proxy statement is accurate as of any later date.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BRAEMAR HOTELS & RESORTS INC. ATTN: ROBERT G. HAIMAN 14185 DALLAS PARKWAY SUITE 1100 DALLAS, TX 75254 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E82112-P22418 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BRAEMAR HOTELS & RESORTS INC. The Board of Directors unanimously recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) Monty J. Bennett 02) Stefani D. Carter 03) Candace Evans 04) Kenneth H. Fearn 05) Curtis B. McWilliams 06) Matthew D. Rinaldi 07) Abteen Vaziri The Board of Directors unanimously recommends you vote FOR proposal 2. For Against Abstain ! ! ! 2. To ratify the appointment of BDO USA, LLP, a national public accounting firm, as our independent auditors for the fiscal year ending December 31, 2019. NOTE: To transact any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Stockholders: The Notice and Proxy Statement and the 2018 Annual Report are available at www.proxyvote.com. E82113-P22418 BRAEMAR HOTELS & RESORTS INC. ANNUAL MEETING OF STOCKHOLDERS - JULY 31, 2019 This Proxy is solicited by the Board of Directors of Braemar Hotels & Resorts Inc. The undersigned having received notice of the 2019 Annual Meeting of Stockholders of Braemar Hotels & Resorts Inc. (the "Company") and management's Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Mr. Robert G. Haiman and Mr. Deric S. Eubanks (with full power of substitution), as proxies of the undersigned to attend the 2019 Annual Meeting of Stockholders of the Company to be held on Wednesday, July 31, 2019 and any adjourned sessions thereof, and there to vote and act upon the matters listed on the reverse side in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON REVERSE SIDE Address Changes/Comments: